                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                          dated as of October 26, 2001

                                    Between:

                       BOWATER PULP AND PAPER CANADA INC.
                                  (as Borrower)

                              BOWATER INCORPORATED
                                 (as Guarantor)

                             THE BANK OF NOVA SCOTIA
                            (as Administrative Agent)

                                     - and -

                           THE BANKS FROM TIME TO TIME
                                 PARTIES HERETO

               ==================================================

                             US$100,000,000 364-DAY
                                REVOLVING CREDIT

               ==================================================

             THE BANK OF NOVA SCOTIA AND THE TORONTO-DOMINION BANK
                                (as Co-Arrangers)

                              MCCARTHY TETRAULT LLP
                                   (Montreal)

                                    TABLE OF CONTENTS


         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

Section 1.         Definitions and Accounting Matters...........................................1

         1.01      Certain Defined Terms........................................................1
         1.02      Accounting Terms and Determinations.........................................14
         1.03      Types of Loans..............................................................14

Section 2.         Commitments, Loans and Prepayments..........................................15

         2.01      Commitments, Loans..........................................................15
         2.02      Obtaining Borrowings........................................................15
         2.03      Changes of Commitments......................................................16
         2.04      Facility and Utilization Fees...............................................16
         2.05      Lending Offices.............................................................17
         2.06      Several Obligations; Remedies Independent...................................17
         2.07      Loan Accounts...............................................................17
         2.08      Optional Prepayments and Conversions or Continuations of Loans..............18
         2.09      Extension of Revolving Credit Termination Date..............................18

Section 3.         Payments of Principal and Interest..........................................20

         3.01      Repayment of Loans..........................................................20
         3.02      Interest and Borrowing Fees.................................................20

Section 4.         Payments; Pro Rata Treatment; Computations; Etc.............................21

         4.01      Payments....................................................................21
         4.02      Pro Rata Treatment..........................................................21
         4.03      Computations................................................................22
         4.04      Minimum Amounts.............................................................22
         4.05      Certain Notices.............................................................22
         4.06      Non-Receipt of Funds by the Administrative Agent............................24
         4.07      Sharing of Payments, Etc....................................................24

Section 5.         Yield Protection, Etc.......................................................25

         5.01      Additional Costs............................................................25
         5.02      Limitation on Types of Loans................................................27
         5.03      Illegality..................................................................28
         5.04      Treatment of Affected Loans.................................................28
         5.05      Compensation................................................................29
         5.06      Foreign Taxes...............................................................30


                                      (i)

                                                                                               Page
                                                                                               ----
Section 6.          Guarantee..................................................................31

         6.01       The Guarantee..............................................................31
         6.02       Obligations Unconditional..................................................31
         6.03       Reinstatement..............................................................32
         6.04       Subrogation................................................................32
         6.05       Remedies...................................................................32
         6.06       Instrument for the Payment of Money........................................33
         6.07       Continuing Guarantee.......................................................33

Section 7.          Conditions Precedent.......................................................33

         7.01       Initial Loan...............................................................33
         7.02       Initial and Subsequent Loans...............................................34

Section 8.          Representations and Warranties.............................................35

         8.01       Corporate Existence........................................................35
         8.02       Financial Conditions.......................................................35
         8.03       Litigation.................................................................36
         8.04       No Breach..................................................................36
         8.05       Action.....................................................................36
         8.06       Approvals..................................................................37
         8.07       Canadian Plans.............................................................37
         8.08       Taxes......................................................................37
         8.09       Material Agreements and Liens..............................................37
         8.10       Environmental Matters......................................................38
         8.11       Subsidiaries, Etc..........................................................38
         8.12       True and Complete Disclosure...............................................39

Section 9.          Covenants of the Borrower and the Guarantor................................39

         9.01       Financial Statements, Etc..................................................39
         9.02       Litigation.................................................................42
         9.03       Existence, Etc.............................................................42
         9.04       Insurance..................................................................43
         9.05       Prohibition of Fundamental Changes.........................................43
         9.06       Limitation on Liens........................................................44
         9.07       Consolidated Net Worth.....................................................46
         9.08       Total Debt to Total Capital Ratio..........................................46
         9.09       Transactions with Affiliates...............................................46
         9.10       Use of Proceeds............................................................46
         9.11       Indebtedness...............................................................46
         9.12       Restrictive Agreements.....................................................48
         9.13       Limitation on Lines of Business............................................48



                                      (ii)

                                                                                              Page
                                                                                              ----
Section 10.          Events of Default.........................................................48

Section 11.          The Administrative Agent..................................................51

         11.01       Appointment, Powers and Immunities........................................51
         11.02       Reliance by Administrative Agent..........................................52
         11.03       Defaults..................................................................52
         11.04       Rights as a Bank..........................................................52
         11.05       Indemnification...........................................................53
         11.06       Non-Reliance on Administrative Agent and Other Banks......................53
         11.07       Failure to Act............................................................53
         11.08       Resignation or Removal of Administrative Agent............................54

Section 12.          Miscellaneous.............................................................54

         12.01       Waiver....................................................................54
         12.02       Notices...................................................................54
         12.03       Expenses, Etc.............................................................55
         12.04       Amendments, Etc...........................................................56
         12.05       Successors and Assigns....................................................57
         12.06       Assignments and Participations............................................57
         12.07       Survival..................................................................58
         12.08       Captions..................................................................59
         12.09       Counterparts..............................................................59
         12.10       Governing Law; Submission to Jurisdiction.................................59
         12.11       Waiver of Jury Trial......................................................59
         12.12       No Immunity...............................................................59
         12.13       Judgment Currency.........................................................60
         12.14       Use of English Language...................................................60
         12.15       Treatment of Certain Information..........................................61


                                     (iii)

SCHEDULE I       Material Agreements and Liens
SCHEDULE II      Subsidiaries
SCHEDULE III     Litigation
SCHEDULE IV      Permitted Dispositions

EXHIBIT A        Form of Assignment and Acceptance
EXHIBIT B        Form of Opinion of Counsel to the Borrower
EXHIBIT C        Form of Opinion of Counsel to the Guarantor
EXHIBIT D        Form of Opinion of Special New York Counsel to the Guarantor
EXHIBIT E        Form of Opinion of Special Counsel to the Administrative Agent
EXHIBIT F        Form of Confidentiality Agreement


                                      (i)

                                                                  Execution Copy

                                CREDIT AGREEMENT

               THIS AGREEMENT is made as of October 26, 2001, between: BOWATER PULP AND PAPER CANADA INC., a corporation duly amalgamated and validly existing under the Canada Business Corporations Act, as borrower (the "Borrower"), BOWATER INCORPORATED, a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware, as guarantor (the "Guarantor"); each of the lenders that is a signatory hereto and is identified as a "Bank" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE BANK OF NOVA SCOTIA, as administrative agent for the Banks (together with its successors in such capacity, the "Administrative Agent").

               The Borrower has requested that the Banks make loans to it in an aggregate principal amount not exceeding US$100,000,000 or the Equivalent Amount in Cdn Dollars at any one time outstanding to refinance existing indebtedness of the Borrower and to pay fees and expenses relating thereto, and for the general corporate purposes of the Borrower. The Banks are prepared to make such loans upon the terms and conditions hereof and, in particular, upon the Guarantee given by the Guarantor hereunder. Accordingly, the parties hereto agree as follows:

               Section 1.     Definitions and Accounting Matters.

               1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

               "Acceptance" shall mean (i) in respect of a Bank which is a Canadian bank, a non-interest bearing bill of exchange or depository bill drawn by the Borrower on such Bank, or at the option of that Bank, on another Canadian Bank, and accepted by such Bank, or, as the case may be, by such other Canadian bank; and (ii) in respect of a Bank which is not a Canadian bank, a non-interest bearing promissory note or depository bill, made by a Borrower to the order of such Bank.

               "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

               "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Guarantor and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Guarantor or any of its Subsidiaries and (ii) none of the Subsidiaries of the Guarantor shall be Affiliates.


               "Alliance" shall mean Bowater Canadian Forest Products Inc. (formerly, Alliance Forest Products Inc.), a corporation existing under the laws of Canada.

               "Alliance Arrangement" shall mean the arrangement in respect of Alliance and its shareholders under the provisions of Section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, on the terms and conditions set forth in the Plan of Arrangement under and as defined in the Alliance Arrangement Agreement.

               "Alliance Arrangement Agreement" shall mean the Arrangement Agreement dated as of April 1, 2001 between the Guarantor and Alliance.

               "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

               "Applicable Margin" shall mean:

               (a) with respect to US Base Rate Loans, 0.0000% per annum, except that during any Level V Period the rate shall be 0.2550%;

               (b) with respect to Cdn Prime Rate Loans, 0.0000% per annum, except that during any Level V Period, the rate shall be 0.2550%;

               (c) with respect to Eurodollar Loans, the rate for such Loan for each rating level period set forth in the schedule below:



                          Rating                          Eurodollar Loans
                          ------                          ----------------
                      Level I Period                           0.3150%
                      Level II Period                          0.4200%
                      Level III Period                         0.5250%
                      Level IV Period                          0.6250%
                      Level V Period                           1.0500%

               (d) with respect to BA Loans, the rate for such Loan for each rating level period set forth in the schedule below:

                        Rating                               BA Loans
                        ------                               --------
                      Level I Period                         0.3150%
                      Level II Period                        0.4200%
                      Level III Period                       0.5250%
                      Level IV Period                        0.6250%
                      Level V Period                         1.0500%


               (e) with respect to LC Loans, the rate for such Loan for each rating level period set forth in the schedule below:

                        Rating                                 LC Loans
                        ------                                 --------
                      Level I Period                           0.3150%
                      Level II Period                          0.4200%
                      Level III Period                         0.5250%
                      Level IV Period                          0.6250%
                      Level V Period                           1.0500%

Any change in the Applicable Margin for any Loan by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date two Business Days after the announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, two Business Days after the effective date of such changed rating.

               "Applicable Period" shall mean:

               (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Applicable Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the applicable Borrower may select as provided in Section 4.05 hereof, except that each Applicable Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

               (b) with respect to any BA Loan, each period commencing on the date such BA Loan is made or Converted from a Loan of another Type or the last day of the next preceding Applicable Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the applicable Borrower may select as provided in Section 4.05 hereof, except that each Applicable Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

               (c) with respect to any LC Loan, the period commencing on the date of the Letter of Credit and ending up to one year thereafter, as the Borrower may select as provided in Section 4.05 hereof.

               Notwithstanding the foregoing: (i) if any Applicable Period for any Eurodollar Loan, BA Loan or LC Loan, other than a Term Loan would otherwise end after the Revolving Credit Termination Date, such Applicable Period shall end on the Revolving Credit Termination Date; (ii) each Applicable Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Applicable Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) if an Applicable Period in respect of a Term Loan would otherwise commence before and end after the Maturity Date, such Applicable Period shall end on the Maturity Date; and (iv) no Applicable Period for any Eurodollar Loan, BA Loan or LC Loan shall have a duration of less than 30 days and, if the Applicable Period for any such Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

               "BA Discount", with respect to any Acceptance discounted by a Bank, shall mean the amount determined by the Administrative Agent as being equal to the face value of the Acceptance, multiplied by the BA Discount Rate and by the actual number of days in the period of such Acceptance and divided by 365.

               "BA Discount Rate", with respect to any Acceptance, shall mean
(i) in respect of any Bank that is a Canadian Schedule 1 bank, the CDOR Rate for the Applicable Period and (ii) in respect of any other Bank, the CDOR Rate for the Applicable Period plus 0.75%.

               "BA Loans", shall mean Loans made by the Banks by way of the discounting of Acceptances in accordance herewith.

               "Business Day" shall mean (i) any day on which commercial banks are authorized or required by law to remain open in Montreal (Quebec), Toronto (Ontario) and New York City (New York State) and (ii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Applicable Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Applicable Period, any day on which dealings in US Dollar deposits are carried out in the London interbank market.

               "Canadian Plan" shall mean any plan, program, practice, arrangement or policy, whether registered or unregistered, written or unwritten, funded or unfunded, insured or uninsured, that is maintained, administered or contributed to by the Borrower, the Guarantor or any of their respective Subsidiaries (or under which the Borrower, the Guarantor or any of their respective Subsidiaries has or may have any obligation) in respect of employees or former employees in Canada (or their spouses, beneficiaries or dependents), and relating to: pensions, supplemental pensions, retirement or retirement savings, profit sharing or deferred profit sharing, deferred or incentive compensation, bonuses, death benefits, life or disability insurance, medical or dental insurance or benefits or other similar employee benefits.

               "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

               "Cdn Dollars" and "Cdn" shall mean lawful money of Canada.

               "Cdn Prime Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the CDOR Rate plus 5/8% and (ii) the Cdn Reference Rate for such day. Each change in any interest rate provided for herein based upon the Cdn Prime Rate resulting from a change in the Cdn Prime Rate shall take effect at the time of such change in the Cdn Prime Rate.

               "Cdn Prime Rate Loans" shall mean Loans that bear interest at rates based upon the Cdn Prime Rate.

               "Cdn Reference Rate" shall mean, for any day, the rate of interest, expressed as an annual rate, quoted or announced on such day by the Administrative Agent in Toronto, Ontario, as being its reference rate then in effect for determining interest rates on commercial loans made in Canada in Cdn Dollars.

               "CDOR Rate" shall mean, for any day, the arithmetic average of the bankers' acceptances rates for the applicable period which appear on the Reuter's Screen CDOR Page at 10:00 a.m. Toronto time (as determined by the Agent), or if such day is not a Business Day, then on the immediately preceding Business Day; provided however, that if such rates are not available, then the CDOR Rate for any day shall be calculated as the arithmetic average of the discount rates applicable to Cdn Dollar bankers' acceptances for the applicable period as quoted by three major Canadian Schedule 1 banks selected by the Administrative Agent as of 10:00 a.m. on such day, or if said day is not a Business Day, then on the immediately preceding Business Day.

               "Closing Date" shall mean the date on which this Agreement shall have been executed and delivered by all parties hereto.

               "Commitment" shall mean, for each Bank, the obligation of such Bank to make Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set out opposite the name of such Bank on the signature pages hereto under the caption "Commitment". The Commitment of each Swingline Bank is comprised of a Swingline Commitment and a Loan Commitment in the respective amounts set out opposite the name of each Swingline Bank on the signature pages hereto under the caption "Commitment".

               "Consolidated Net Worth" shall mean, as at any date, the sum, for the Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

               (a)     the amount of common stock, plus

               (b) the amount of any Preferred Stock, plus

               (c) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of such deficit), plus

               (d) equity adjustments from foreign currency translations (or, in the case of negative adjustments, minus the amount of such adjustments), it being understood that such adjustments are to be recharacterized in accordance with FASB Statement No. 130 as accumulated other comprehensive income (or deficit), minus

               (e) the cost of treasury stock.

               "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

               "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan, a LC Loan or a BA Loan as a Loan of the same Type from one Applicable Period to the next Applicable Period.

               "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

               "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

               "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower, the Guarantor or any of their respective Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

               "Environmental Laws" shall mean any and all present and future Federal, state, provincial, local and foreign laws, rules and regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

               "Equity" shall mean, as at any date, the sum, for the Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

               (a) Net Worth, plus

               (b) Subordinated Debt

               "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

               "Equivalent Amount" shall mean (i) for purposes of Conversions, the amount of Cdn Dollars into which US Dollars may be converted at the Bank of Canada's noon mid-point spot rate for such currencies on the previous Business Day or the amount of US Dollars into which Cdn Dollars may be converted at the Bank of Canada's noon mid-point spot rate for such currencies on the previous Business Day and (ii) for all other purposes, on any date, the amount of Cdn Dollars into which US Dollars may be converted or the amount of US Dollars into which Cdn Dollars may be converted using the Bank of Canada's noon mid-point spot rate for such currencies on such date provided in all cases that the Borrower and the Administrative Agent may agree in advance on an alternative rate (other than the Bank of Canada's noon mid-point spot rate) to be used for purposes of the foregoing.

               "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of the rate referred to in the definition of "LIBO Rate" in this Section 1.01.

               "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

               "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Administrative Agent on such Business Day on such transactions as determined by the Administrative Agent.

               "Foreign Taxes" shall mean, with respect to the Guarantor, all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by the United States of America, any State thereof and any other foreign jurisdiction, or any political subdivision or taxing authority thereof or therein, or by any federal or other association of or with which any such foreign jurisdiction may be a member or associated, on or in respect of this Agreement, the Loans, the Guarantee granted by the Guarantor hereunder, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof.

               "GAAP" shall mean (i) in the case of the Guarantor and its Consolidated Subsidiaries, generally accepted accounting principles of the United States of America and (ii) in the case of the Borrower and its Consolidated Subsidiaries, Canadian generally accepted accounting principles as promulgated, from time to time, by the Canadian Institute of Chartered Accountants, in both cases, applied in accordance with Section 1.02(a) hereof.

               "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

               "Indebtedness" shall mean, for any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (iii) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) Capital Lease Obligations of such Person; and
(vi) Indebtedness of others Guaranteed by such Person.

               "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

               "Investment" shall mean, for any Person: (i) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (iii) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (iv) the entering into of any Interest Rate Protection Agreement.

               "LC Issuing Bank" shall mean The Bank of Nova Scotia and, if The Bank of Nova Scotia so elects (and such other Bank or Banks agree), The Bank of Nova Scotia and one or more other Banks designated by the Majority Banks with the consent of the Borrower; in the event that The Bank of Nova Scotia ceases to have any Commitment or any outstanding Loans hereunder, the LC Issuing Bank shall be such Bank or Banks as may be designated by the Majority Banks with the consent of the Borrower.

               "LC Loan" shall mean a Loan made hereunder at the request of the Borrower by way of the issuance by the LC Issuing Bank of a Letter of Credit.

               "Letter of Credit" shall mean a standby letter of credit or letter of guarantee issued in accordance with the provisions of this Agreement.

               "Level I Period" shall mean any period during which (i) no Event of Default has occurred and is continuing and (ii) the Standard & Poor's Rating is at or above A- (or any successor rating) or the Moody's Rating is at or above A3 (or any successor rating).

               "Level II Period" shall mean any period, other than a Level I Period, during which (i) no Event of Default has occurred and is continuing and
(ii) the Standard & Poor's Rating is at or above BBB+ (or any successor rating) or the Moody's Rating is at or above Baa1 (or any successor rating).

               "Level III Period" shall mean any period, other than a Level I Period or a Level II Period, during which (i) no Event of Default has occurred and is continuing and (ii) the Standard & Poor's Rating is at or above BBB (or any successor rating) or the Moody's Rating is at or above Baa2 (or any successor rating).

               "Level IV Period" shall mean any period, other than a Level I Period, a Level II Period or a Level III Period, during which (i) no Event of Default has occurred and is continuing and (ii) the Standard & Poor's Rating is at or above BBB- (or any successor rating) or the Moody's Rating is at or above Baa3 (or any successor rating).

               "Level V Period" shall mean any period that is not a Level I Period, a Level II Period, a Level III Period or a Level IV Period.

               "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Applicable Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Page 3750 of the Dow Jones Markets Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to US Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date two Business Days prior to the first day of such Applicable Period as the rate for US Dollar deposits having a term comparable to such Applicable Period, provided that if such rate does not appear on such page, or if such page shall cease to be publicly available, or if the information contained on such page, in the reasonable judgment of the Majority Banks, shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Majority Banks, the LIBO Rate shall mean, for any Applicable Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Administrative Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Applicable Period for the offering by the Administrative Agent to leading banks in the London interbank market of US Dollar deposits having a term comparable to such Applicable Period and in the amount of the Eurodollar Loan to be for such Applicable Period.

               "Lien" shall mean, with respect to any Property, any hypothec, mortgage, prior claim, lien, pledge, charge, assignment, security interest, reservation of ownership, right of redemption or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional or instalment sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

               "Loans" shall mean US Base Rate Loans, Cdn Prime Rate Loans, Swingline Loans, Eurodollar Loans, BA Loans and LC Loans.

               "Majority Banks" shall mean Banks having more than 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 66 2/3% of the aggregate unpaid principal amount of the Loans.

               "Material Adverse Effect" shall mean a material adverse effect on
(i) the Property, business, operations, financial condition, liabilities or capitalization of the Borrower and its Subsidiaries or the Guarantor and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or the Guarantor to perform its obligations hereunder, (iii) the validity or enforceability of this Agreement, including the Guarantee granted by the Guarantor hereunder, (iv) the rights and remedies of the Banks and the Administrative Agent hereunder or
(v) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

               "Material Indebtedness" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Interest Rate Protection Agreements, of the Guarantor and its Subsidiaries in an aggregate principal amount exceeding US$50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Interest Rate Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting requirements) that such Person would be required to pay if such Interest Rate Protection Agreement were terminated at such time.

               "Maturity Date" shall have the meaning set forth in Section 2.09(d) hereof.

               "Moody's" shall mean Moody's Investors Service, Inc. or any successor corporation thereto.

               "Moody's Rating" shall mean, at any time, the then current rating (including the failure to rate) by Moody's of the Guarantor's senior unsecured long term public debt.

               "Net Worth" shall mean, as at any date, the sum, for the Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

               (a) the amount of common shares, plus

               (b) the amount of any preferred shares, that does not have any requirement for the Borrower to purchase, redeem, retire or otherwise acquire the same on or before the Revolving Credit Termination Date, plus

               (c) retained earnings and paid-in surplus (or, in the case of a retained earning deficit, minus the amount of such deficit)

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

               "Ponderay" shall mean Ponderay Newsprint Company, a partnership existing under the laws of the State of Washington.

               "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the US Base Rate in the case of Loans denominated in US Dollars, or the Cdn Prime Rate in the case of Loans denominated in Cdn Dollars plus, in each case, the Applicable Margin (if any).

               "Preferred Stock" shall mean any preferred stock hereafter issued by the Guarantor that does not have any requirement for the Guarantor to purchase, redeem, retire or otherwise acquire the same on or before the Revolving Credit Termination Date.

               "Quarterly Dates" shall mean the quarterly anniversaries of the Closing Date.

               "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

               "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, provincial or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or financial institutions including such Bank of or under any Federal, provincial or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "Revolving Credit Termination Date" shall mean October 25, 2002, as such date may from time to time be extended as provided in Section 2.09 hereof.

               "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor corporation thereto.

               "Standard & Poor's Rating" shall mean, at any time, the then current rating (including the failure to rate) by Standard & Poor's of the Guarantor's senior unsecured long term public debt.

               "Subordinated Debt" shall mean the principal amount of the Indebtedness of the Guarantor or its Subsidiaries having subordination, conversion and redemption features substantially similar to those attaching to the Guarantor's since redeemed US$125,400,000 principal amount of 7.50% convertible unsecured subordinated debentures due on February 8, 2004 or Indebtedness of the Guarantor or its Subsidiaries that is otherwise subordinated and postponed in full to the payment of the Indebtedness and Guarantee hereunder to the satisfaction of the Lenders.

               "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

               "Swingline Bank" shall mean a Bank which has a Swingline Commitment hereunder as referred to in the definition of "Commitment" in this
Section 1.01.

               "Swingline Loan" shall mean a Cdn Prime Rate Loan or a US Base Rate Loan outstanding hereunder as an overdraft on an account maintained by the Borrower with a Swingline Bank.

               "Term Loan" shall have the meaning set forth in Section 2.09(d) hereof.

               "Total Assets" shall mean, at any time, the aggregate book value of all of the assets of the Guarantor and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP.

               "Total Capital" shall mean, at any time, Consolidated Net Worth plus Total Debt.

               "Total Debt" shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of the Guarantor and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP to the extent required to be reflected on a balance sheet of the Guarantor and its Subsidiaries prepared in accordance with GAAP; provided that the term "Total Debt" shall include any preferred stock that does not qualify as Preferred Stock, but shall not include Indebtedness in respect of commercial documentary letters of credit.

               "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

               "US Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended from time to time, presently codified as Title 11 of the United States Code.

               "US Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Federal Funds Rate for such day plus 1/2 of 1% and (ii) the US Reference Rate for such day. Each change in any interest rate provided for herein based upon the US Base Rate resulting from a change in the US Base Rate shall take effect at the time of such change in the US Base Rate.

               "US Base Rate Loans" shall mean Loans that bear interest at rates based upon the US Base Rate.

               "US Dollars" and "US$" shall mean lawful money of the United States of America.

               "US Reference Rate" shall mean, for any day, the rate of interest, expressed as an annual rate, quoted or announced on such day by the Administrative Agent in Toronto, Ontario, as being its reference rate in effect for determining interest rates on commercial loans made in Canada or in US Dollars.

               "US Revolving Term Credit Agreement" shall mean the Third Amended and Restated 364-Day Credit Agreement dated as of June 20, 2001 among the Guarantor and each of the subsidiaries of the Guarantor designated as "Subsidiary Borrowers" thereunder, as borrowers, each of the lenders that is a signatory thereto as a "Bank", Bank of America, N.A. as documentation agent, SunTrust Bank, Nashville, N.A., as syndication agent, and the Chase

Manhattan Bank, as administrative agent, as same may be amended, supplemented, restated or otherwise modified from time to time.

               1.02   Accounting Terms and Determinations.

               (a) Accounting Principles. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 9.01 hereof unless (i) the Borrower or the Guarantor, as the case may be, shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or
(ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

               (b) Statement of Variations in Accounting Principles. The Borrower or the Guarantor, as the case may be, shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under
Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

               (c) Changes in Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, neither the Borrower nor the Guarantor will change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively without the consent of the Majority Banks, such consent not to be unreasonably withheld.

               1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a US Base Rate Loan, a Cdn Prime Rate Loan, a Eurodollar Loan, a BA Loan or an LC Loan each of which constitutes a Type. Swingline Loans are either US Base Rate Loans or Cdn Prime Rate Loans in accordance with the currency in which they are drawn down.

               Section 2.     Commitments, Loans and Prepayments.

               2.01 Commitments, Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make one or more Loans to the Borrower during the period from and including the Closing Date to but not including the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and reborrow the amount of the Commitments and, both during and after the expiration of such period, the Borrower may Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type provided, in each case, that the aggregate principal amount of all Loans at any one time outstanding shall not exceed the aggregate amount of the Commitments. Loans shall be available to the Borrower on the terms and conditions of this Agreement, by way of (i) US Base Rate Loans in amounts of not less than US$5,000,000 and integral multiples of US$500,000 in excess thereof; (ii) Cdn Prime Rate Loans in amounts of not less than Cdn $5,000,000 and integral multiples of Cdn $500,000 in excess thereof; (iii) Swingline Loans in US Dollars or Cdn Dollars in an aggregate principal amount at any time outstanding of not more than US$15,000,000 or the Equivalent Amount in Cdn Dollars; (iv) Eurodollar Loans in amounts of not less than US$5,000,000 and integral multiples of US$500,000 in excess thereof; (v) BA Loans in amounts of not less than Cdn $5,000,000 and integral multiples of Cdn $500,000 in excess thereof; and (vi) LC Loans in amounts of not less than US$5,000,000 or the Equivalent Amount in Cdn Dollars and in an aggregate principal amount at any time outstanding of not more than US$30,000,000 or the Equivalent Amount in Cdn Dollars.

               2.02 Obtaining Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing hereunder as provided in Section 4.05 hereof, except in the case of Swingline Loans which the Borrower may obtain without any prior notice by drawing cheques or making payments on an operating account maintained with a Swingline Bank (or another Bank as may be agreed on with such Swingline Bank). Not later than 1:00 p.m. Eastern time on the date specified for each borrowing hereunder (other than a Swingline Loan or an LC Loan), each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent to the Banks, in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower, in immediately available funds, to such account as it shall specify to the Administrative Agent. The amount of each BA Loan shall be equal to the aggregate face amount of the Acceptances issued by or on behalf of the Banks to fund such Loan but the amount that each Bank shall be obliged to make available to the Administrative Agent and that the Administrative Agent shall be obliged to make available to the Borrower in accordance with this Section 2.02 shall be equal to the amount of the BA Loan made by each Bank less the BA Discount and the Applicable Margin. Each Bank is irrevocably authorized and empowered, for and on behalf of the Borrower, to complete, execute, endorse and deliver (or record), the Acceptances to be issued by such Bank to fund a BA Loan made by such Bank. Subject to the terms and conditions of this Agreement, LC Loans shall be available upon the execution and delivery by the Borrower of the LC Issuing Bank's customary documentation relating to Letters of Credit.

               2.03   Changes of Commitments.

               (a) Reduction of Commitments. The aggregate amount of the Commitments shall be automatically reduced to zero at the close of business on the Revolving Credit Termination Date.

               (b) Notice; Minimum Amount. The Borrower shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to US$5,000,000 or the Equivalent Amount in Cdn Dollars and in integral multiples of US$5,000,000 or the Equivalent Amount in Cdn Dollars in excess thereof.

               (c) Termination or Reduction Irrevocable. The Commitments once terminated or reduced may not be reinstated.

               2.04   Facility and Utilization Fees.

               (a) The Borrower shall pay to the Administrative Agent for the account of each Bank a facility fee on the amount of such Bank's Commitment as then in effect, for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum equal to (i) 0.0600% during any Level I Period, (ii) 0.0800% during any Level II Period, (iii) 0.1000% during any Level III Period, (iv) 0.1250% during any Level IV Period and (v) 0.2000% during any Level V Period; provided that if such Bank continues to have a Loan outstanding after such Bank's Commitment terminates, then such facility fee shall continue to accrue on the daily aggregate principal amount of Loans of such Bank from and including the date on which its Commitment terminates to but excluding the date on which such Bank ceases to have any Loans outstanding. Accrued facility fees shall be payable on each Quarterly Date, on the Maturity Date and on the earlier of the date the Commitments are terminated and the Revolving Credit Termination Date. Any change in a facility fee by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date two Business Days after the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the date two Business Days after the effective date of such changed rating.

               (b) If, at any time during the period from the Closing Date to but not including the earlier of the date the Commitments are terminated and the Revolving Credit Termination Date, the aggregate outstanding principal amount of all Loans exceeds 33% of the net amount of the Commitments, the Borrower shall pay to the Administrative Agent for the account of each Bank a utilization fee at a rate per annum equal to 0.25% of the aggregate outstanding principal amount of the Loans of such Bank during such time. During the period from and including the Revolving Credit Termination Date to but excluding the date on which the relevant Bank ceases to have any Term Loans outstanding, the Borrower shall pay to the Administrative Agent for the account of each Bank, a utilization fee at a rate per annum equal to 0.5% of the aggregate outstanding principal amount of the Term Loans of such Bank. Accrued utilization fees shall be payable on each Quarterly Date, on the Maturity Date and on the earlier of the date the Commitments are terminated and the Revolving Credit Termination Date.

               2.05 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office in Canada for Loans of such Type.

               2.06 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Borrower at any time hereunder to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

               2.07   Loan Accounts.

               (a) Maintenance of Loan Accounts by Banks. Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

               (b) Maintenance of Loan Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to the Borrower, the Type thereof and, in the case of a Eurodollar Loan, BA Loan and LC Loan, the Applicable Period thereof, as the case may be, (ii) the amount of any principal or interest due and payable or to become due and payable to each Bank from the Borrower hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower for the account of the Banks and each Bank's share thereof.

               (c) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent any manifest arithmetical error in such accounts; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               2.08 Optional Prepayments and Conversions or Continuations of Loans. Subject to Sections 4.04 and Section 5 hereof, the Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). No Eurodollar Loan, LC Loan or BA Loan, may be prepaid without the prior consent of the Bank holding such Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right to Convert any Loan into a Eurodollar Loan, LC Loan or BA Loan, or to Continue any Loan as Eurodollar Loan, a LC Loan or BA Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Applicable Periods) or Continued, as the case may be, as US Base Rate Loans, in the case of Loans outstanding in US Dollars, and as Cdn Prime Rate Loans in the case of Loans outstanding as BA Loans.

               2.09   Extension of Revolving Credit Termination Date.

               (a) Request for Extension. The Borrower may, by notice to the Administrative Agent, which shall promptly notify the Banks, not less than 45 days and not more than 60 days prior to the Revolving Credit Termination Date then in effect hereunder (the "Existing Revolving Credit Termination Date"), request that the Banks extend the Revolving Credit Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Borrower and the Administrative Agent given on the date and only the date (herein, the "Consent Date") that is 15 days prior to the Existing Revolving Credit Termination Date (except that, if such date is not a Business Day, such notice shall be given on the next succeeding Business Day), advise the Borrower whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Revolving Credit Termination Date (a "Non-extending Bank") shall notify the Administrative Agent (which shall notify the Banks) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Borrower on or before the Consent Date shall be deemed to be a Non-extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree. The Guarantor agrees to each extension of the Revolving Credit Termination Date made pursuant hereto.

               (b) Replacement of Non-extending Banks. The Borrower shall have the right on or before the Existing Revolving Credit Termination Date to replace each Non-extending Bank with, and otherwise add to this Agreement, one or more other banks (which may include any Bank, each prior to the Existing Revolving Credit Termination Date an "Additional Commitment Bank") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Banks shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Revolving Credit Termination Date, undertake a Commitment (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date).

               (c) Effectiveness of Extension. If (and only if) the total of the Commitments of the Banks that have agreed so to extend the Revolving Credit Termination Date and the additional Commitments of the Additional Commitment Banks shall be more than 66 2/3% of the aggregate amount of the Commitments in effect immediately prior to the Consent Date, then, effective as of the Existing Revolving Credit Termination Date, the Existing Revolving Credit Termination Date shall be extended to the date falling 364 days after the Consent Date (except that, if such date is not a Business Day, the Revolving Credit Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement.

Notwithstanding the foregoing, the extension of the Revolving Credit Termination Date shall not be effective with respect to any Bank unless:

               (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension, on the Consent Date and on the Existing Revolving Credit Termination Date;

               (ii) each of the representations and warranties made by the Borrower in Section 8 hereof shall be true and complete on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Revolving Credit Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

               (iii) each Non-extending Bank shall have been paid in full all amounts owing to such Bank hereunder on or before the Existing Revolving Credit Termination Date.

Even if the Existing Revolving Credit Termination Date is extended as aforesaid, the Commitment of each Non-extending Bank shall terminate on the Existing Revolving Credit Termination Date.

               (d) Term-Out Option. If the Revolving Credit Termination Date shall not have been extended pursuant to Section 2.09(c) hereof, the Borrower may, by notice to the Administrative Agent not less than 10 days prior to the Revolving Credit Termination Date convert all Loans made to such Borrower that are outstanding on the Revolving Credit Termination Date to term loans (each, a "Term Loan" and collectively, the "Term Loans"). Each Term Loan shall bear interest, until the payment in full thereof, at the rates provided for in
Section 3.02 and shall otherwise constitute a Loan of the applicable Type for all purposes of this Agreement. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Banks the unpaid principal amount of the Term Loans that are outstanding on the date that is one year after the Revolving Credit Termination Date (or, if such date is not a Business Day, the next preceding Business Day) (the "Maturity Date"). Anything in this Section 2.09(d) to the contrary notwithstanding, any such conversion shall be subject to the conditions precedent that: (i) no Default shall have occurred and be continuing on the Revolving Credit Termination Date and (ii) each of the representations and warranties made by the Borrower in Section 8 hereof shall be true and complete on and as of such Revolving Credit

Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each notice of conversion delivered in accordance with this Section 2.09(d) shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower, after delivery of such notice, otherwise notifies the Administrative Agent prior to the Revolving Credit Termination Date, as of such date).

               Section 3.     Payments of Principal and Interest.

               3.01 Repayment of Loans. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank the principal of such Bank's Loans to such Borrower on the Revolving Credit Termination Date, provided that, to the extent the Borrower shall have elected to convert any portion of the outstanding Loans into Term Loans pursuant to Section 2.09(d), such Term Loans shall mature (and the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Bank the then unpaid principal amount of each Term Loan) on the Maturity Date.

               3.02 Interest and Borrowing Fees.

               (a) Interest. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank and outstanding as a US Base Rate Loan, a Cdn Prime Rate Loan or a Eurodollar Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum: (i) during such periods as such Loan is a US Base Rate Loan, the US Base Rate (as in effect from time to time) plus the Applicable Margin (if any); (ii) during such periods as such Loan is a Cdn Prime Rate Loan, the Cdn Prime Rate (as in effect from time to time) plus the Applicable Margin; and (iii) during such periods as such Loan is a Eurodollar Loan, for each Applicable Period relating thereto, the LIBO Rate for such Loan for such Applicable Period plus the Applicable Margin.

               (b) The Borrower shall pay to each Bank making a BA Loan, and each such Bank shall have the right to deduct, from the proceeds of the Acceptances issued by such Bank or on its behalf, a sum equal to the Applicable Margin for BA Loans calculated on the basis of the aggregate face amount of the Acceptances issued by or on behalf of such Bank for the Applicable Period.

               (c) Upon the issuance or renewal of each Letter of Credit hereunder, the Borrower shall pay: (i) to the Administrative Agent, for the account of each Bank, a fee equal to the Applicable Margin calculated on the basis of the nominal amount of each such Letter of Credit for the Applicable Period; and (ii) to the LC Issuing Bank a fronting fee in accordance with the fee letter between the Borrower and the LC Issuing Bank.

               Section 4.     Payments; Pro Rata Treatment; Computations; Etc.

               4.01   Payments.

               (a) Payment to the Administrative Agent. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement shall be made in the currency of the relevant Loan and all payments of other amounts, except where otherwise expressly provided, shall be in US Dollars, in all cases, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent to the Borrower, not later than 2:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Designation of Payee. The Borrower shall, at the time of making each payment under this Agreement for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as the Majority Banks, subject to Section 4.02 hereof, may determine to be appropriate).

               (c) Payment of Banks. Each payment received by the Administrative Agent under this Agreement for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

               (d) Due Date. If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

               4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing shall be made from the Banks, each payment of facility fee or utilization fee shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments and in the event that any Swingline Loan is outstanding, the Administrative Agent shall be authorized to make adjustments among the Banks to effect such allocation; (b) the Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section
5.04 hereof) shall be made pro rata among the Banks according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans), and the then current Applicable Period for each Loan of such Type shall be coterminous; (c) each payment or prepayment of principal of Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest or fees on Loans by a Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest or fees on such Loans then due and payable to the respective Banks.

               4.03   Computations.

               (a) Interest on Eurodollar Loans, facility fees and utilization fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period or Applicable Period for which payable. Interest on US Base Rate Loans and Cdn Prime Rate Loans, as well as the BA Discount Rate, Applicable Margin for BA Loans, and the fees, as well as the Applicable Margin for LC Loans and the fees related to the issuance of Letters of Credit shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period or Applicable Period for which payable. Notwithstanding the foregoing, for each day that the US Base Rate is calculated by reference to the Federal Funds Rate, interest on US Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

               (b) For the purposes of the Interest Act (Canada): (i) any amount of interest or fees calculated herein on the basis of a period comprising 360, 365 or 366 days and expressed as an annual rate is equal to the said rate of interest or fees multiplied by the actual number of days comprised within the calendar year, divided by 360,365 or 366, as the case may be; (ii) the Borrower waives the benefit of section 13 of the Act, relating to the rate of interest on judgment debts in certain provinces and territories, excluding the province of Quebec; and (iii) the parties acknowledge and agree, for the purposes of this Agreement, that all interest will be calculated using the nominal rate method and not the effective rate method, that the deemed re-investment principle shall not apply to such calculations, that there is a material distinction between the nominal and effective rate of interest, and that they are capable of interest, and that they are capable of making the calculations necessary to compare such rates.

               4.04 Minimum Amounts. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in aggregate amounts at least equal to those contemplated by Section 2.01 hereof (and borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, LC Loans and BA Loans, having different Applicable Periods are to be deemed separate borrowings, Conversions or prepayments for purposes as the case may be).

               4.05 Certain Notices. Notices to the Administrative Agent by the Borrower of terminations or reductions of the Commitments, and of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Applicable Periods, shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. Eastern time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Applicable Period specified below:


                                                           Number of
                                                            Business
               Notice                                      Days Prior
               ------                                      ----------

       Termination or reduction
       of Commitments                                          3

       Borrowing or prepayment of,
       or Conversions into,
       US Base Rate Loans and                              same day
       Cdn Prime Rate Loans (other than Swingline
       Loans for which no notice is required)

       Borrowing of, Conversions into,
       Continuations as, or duration of
       Applicable Period for, Eurodollar Loans                 3

       Borrowing of, Conversions into,
       Continuations as, or duration of
       Applicable Period for, BA Loans                         3

       Borrowing of, Conversions into,
       Continuations as, or duration of
       Applicable Period for, LC Loans                         3



Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Applicable Period shall specify the Loans to which such Applicable Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that a Borrower fails to select the Type of Loan, or the duration of any Applicable Period where required, within the time period and otherwise as provided in this Section 4.05, such Loan will be automatically Converted into a US Base Rate Loan on the last day of the then current Applicable Period for such Loan or (if outstanding as a US Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a US Base Rate Loan.

               4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Borrower (each a "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate if the amount is denominated in US Dollars, or the Cdn Prime Rate if the amount is denominated in Cdn Dollars for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if the recipient(s) shall fail to return, and the Payor shall fail to make, the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Borrower to the Banks, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Borrower under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case such Borrower shall return the Required Payment to the Administrative Agent, without limiting any claim such Borrower may have against the Payor in respect of the Required Payment).

               4.07   Sharing of Payments, Etc.

               (a) Offset. The Borrower agrees that, if a Default hereunder shall have occurred and is continuing, then in addition to (and without limitation of) any right of set-off, compensation, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Borrower at any of its offices, in US Dollars, Cdn Dollars, or in any other currency, against any principal of or interest on any of such Bank's Loans to the Borrower or any other amount payable to such Bank by the Borrower hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

               (b) Sharing of Payments. If any Bank shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, compensation, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder by the Borrower to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) Indirect Holders. The Borrower agrees that, if a Default hereunder shall have occurred and is continuing, then any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, compensation, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

               (d) Other Indebtedness. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off or right of compensation to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

               Section 5.     Yield Protection, Etc.

               5.01   Additional Costs.

               (a) Additional Costs. The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its agreeing to make, making or maintaining of any Eurodollar Loans, LC Loans or BA Loans, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

               (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements after the date hereof relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBO Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

               (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

               (b) Regulatory Changes. Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

               (c) Compensation. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the New

Basle Capital Accord (as released by the Office of the Superintendent of Financial Institutions on January 16, 2001, as same may be revised and come into force in Canada and as same may thereafter be amended, supplemented or replaced from time to time), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

               (d) Notification. Each Bank shall notify the Borrower of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, be entitled to payment under this Section 5.01 only for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. Each Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section
5.01. Determinations and allocations by any Bank for purposes of this Section
5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

               5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBO Rate for any Applicable Period or the BA Discount Rate for any BA Loan:

               (a) the Administrative Agent determines, in the case of Eurodollar Loans, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein;

               (b) the Administrative Agent determines in the case of BA Loans, which determination shall be conclusive, that quotations for 30-day discount rates for Cdn Dollar bankers' acceptances referred to in the definition of CDOR Rate are not available;

               (c) the Majority Banks determine, which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Rate" in Section
       1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Applicable Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurodollar Loans for such Applicable Period;

then the Administrative Agent shall give the Borrower and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Loans of such Type, to Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and each Borrower shall, on the last day(s) of the then current Applicable Period(s) for the outstanding Loans of such Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.08 hereof.

               5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or BA Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Bank's obligation to such Borrower to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans or BA Loans, as the case may be, shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans or BA Loans, as the case may be, to the Borrower (in which case the provisions of Section 5.04 hereof shall be applicable).

               5.04 Treatment of Affected Loans. If the obligation of any Bank to make a particular Type of Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 5.01 or 5.03 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically Converted into US Base Rate Loans if the Affected Loans are denominated in US Dollars, and into Cdn Prime Rate Loans if the Affected Loans are denominated in Cdn Dollars, on the last day(s) of the then current Applicable Period(s) for the Affected Loans (or, in the case of a Conversion as a result of Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Borrower of such Affected Loans with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its US Base Rate Loans if the Affected Loans are denominated in US Dollars or to its Cdn Prime Rate Loans if the Affected Loans are in Cdn Dollars;

               (b) all Loans that would otherwise be made or Continued or Converted by such Bank as Loans of the Affected Type shall be Continued or Converted, as the case may be, as US Base Rate Loans, if the Affected Loans are denominated in US Dollars, or Cdn Prime Rate Loans if the Affected Loans are denominated in Cdn Dollars; and

               (c) if Loans of other Banks of the Affected Type are subsequently Converted into Loans of another Type, such Bank's US Base Rate Loans or Cdn Dollar Prime Rate Loans, as the case may be, shall be automatically Converted on the Conversion date for such Loans of the other Banks into Loans of such other Type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so Converted are held pro rata (as to principal amounts, Types and Applicable Periods) in accordance with their respective Commitments.

If such Bank gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section
5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Banks are outstanding, such Bank's US Base Rate Loans or Cdn Dollar Prime Rate Loans, as the case may be, shall be automatically Converted, on the first day(s) of the next succeeding Applicable Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Applicable Periods) in accordance with their respective Commitments.

               5.05 Compensation. The Borrower shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

               (a) any payment, prepayment or Conversion of a Eurodollar Loan or a BA Loan made by such Bank to the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Applicable Period; or

               (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied, or the failure of any of the conditions precedent to the conversion of Loans to Term Loans pursuant to Section 2.09(d) hereof, to be satisfied) to borrow a Eurodollar Loan or a BA Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to
       Section 2.02 or 2.03(b) hereof or to effect a conversion pursuant to
       Section 2.09(d) hereof pursuant to a notice given pursuant to Section 2.09(d) hereof; or

               (c) any failure for any reason (including, without limitation, as provided in Section 5.02 or 5.03 hereof) of a Loan of such Bank to the Borrower to be Continued as or Converted into a Eurodollar Loan or a BA Loan on the date for such Continuation or Conversion specified in the relevant notice given pursuant to Section 2.08 hereof.

               5.06   Foreign Taxes.

               (a) Payments Free and Clear of Foreign Taxes. All payments on account of the principal of and interest on the Loans, fees and all other amounts payable hereunder by the Guarantor to or for the account of the Administrative Agent or any Bank, including, without limitation, amounts payable under paragraph (b) of this Section 5.06, shall be made free and clear of and without reduction or liability for Foreign Taxes. The Guarantor will pay all Foreign Taxes applicable to it, without charge to or offset against any amount due to the Administrative Agent or any Bank, prior to the date on which penalties attach thereto, except for any such Foreign Taxes (other than Foreign Taxes imposed on or in respect of any amount payable by the Guarantor hereunder) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Foreign Taxes is made on the Administrative Agent or any Bank.

               (b) Indemnification for Foreign Taxes. The Guarantor shall indemnify the Administrative Agent and each Bank against, and reimburse the Administrative Agent and each Bank on demand for, any Foreign Taxes applicable to it and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Administrative Agent or such Bank may incur at any time arising out of or in connection with any failure of the Guarantor to make any payment of Foreign Taxes when due.

               (c) Gross-Up for Foreign Taxes. In the event that the Guarantor is required by applicable law, decree or regulation to deduct or withhold Foreign Taxes from any amounts payable on, under or in respect of this Agreement or the Loans, the Guarantor shall (to the fullest extent permitted by applicable law) promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Foreign Taxes, to enable such Person to receive from the Guarantor on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement. Each Bank shall provide to the Guarantor such forms or certificates as the Guarantor may reasonably request to establish such Bank's entitlement to an exemption from or reduction of Foreign Taxes, but no Bank shall be required to provide any form or certificate if it determines in its discretion that the provision of such form or certificate could adversely affect it or it is not legally entitled to provide such form or certificate.

               (d) Tax Receipts, Etc. The Guarantor shall furnish to the Administrative Agent, upon the request of any Bank (through the Administrative Agent), together with sufficient certified copies for distribution to each Bank requesting the same (identifying the Banks that have so requested), original official tax receipts (or certified copies thereof) in respect of each payment of Foreign Taxes required under this Section 5.06 made by the Guarantor or such other information, documents and receipts that the Administrative Agent or such Bank may reasonably require to establish to its satisfaction that full and timely payment has been made of all Foreign Taxes required to be paid under this
Section 5.06 within 30 days after the date such payment is made.

                  Section 6.        Guarantee.

                  6.01 The Guarantee. The Guarantor hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to the Borrower, and all other amounts from time to time owing to the Banks or the Administrative Agent by the Borrower under this Agreement, in each case strictly in accordance with the terms hereof and free and clear of, and without reduction or liability for, Foreign Taxes as provided in Section 5.06 hereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02 Obligations Unconditional. The obligations of the Guarantor under Section 6.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  6.03 Reinstatement. The obligations of the Guarantor under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by a Bank, the Administrative Agent or any other holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  6.04 Subrogation. The Guarantor hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Banks under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Borrower or any security for any of the Guaranteed Obligations.

                  6.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Banks, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Borrower for purposes of said Section 6.01.

                  6.06 Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  Section 7.        Conditions Precedent.

                  7.01 Initial Loan. The obligation of any Bank to make its initial Loan hereunder is subject to the receipt, on or before November 16, 2001, by the Administrative Agent (with sufficient copies for each Bank that requests a copy) of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

                  (a) Corporate Documents. Certified copies of the charter and by-laws of the Borrower and the Guarantor and of all corporate authority for the Borrower and the Guarantor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and the Loans to be made to the Borrower hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary);

                  (b) Officer's Certificate. A certificate of a financial officer of the Guarantor, to the effect set forth in the first sentence of Section 7.02 hereof;

                  (c) Opinion of Counsel to the Borrower. An opinion of Fraser Milner Casgrain LLP, legal counsel to the Borrower, substantially in the form of Exhibit B hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent);

                  (d) Opinion of Counsel to the Guarantor. An opinion of Anthony H. Barash, Esq., Senior Vice President, Corporate Affairs, and General Counsel of the Guarantor, substantially in the form of Exhibit C hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Guarantor hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent);

                  (e) Opinion of Special New York Counsel to Guarantor. An opinion of Carter, Ledyard & Milburn, special New York counsel to the Guarantor, substantially in the form of Exhibit D hereto (and the Guarantor hereby instructs such counsel to deliver such opinion to the Administrative Agent and the Banks);

                  (f) Opinion of Special Counsel to the Administrative Agent. An opinion of McCarthy Tetrault LLP, special counsel to the Administrative Agent, substantially in the form of Exhibit E hereto (and the Administrative Agent) hereby instructs such counsel to deliver such opinion to the Banks); and

                  (g) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to the Administrative Agent may reasonably request.

The obligation of any Bank to make its initial extension of credit hereunder is also subject to the payment or delivery by the Borrower of such fees and other consideration as the Borrower shall have agreed to pay or deliver to any Bank or an affiliate thereof or the Administrative Agent in connection herewith.

                  7.02 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any initial Loan) upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                  (a)      no Default shall have occurred and be continuing; and

                  (b) the representations and warranties made by the Borrower and the Guarantor in Section 8 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing hereunder shall constitute a certification to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower and the Guarantor otherwise notify the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

                  Section 8.        Representations and Warranties.

                  Each of the Borrower and the Guarantor represents and warrants to the Administrative Agent and the Banks that:

                  8.01 Corporate Existence. Each of the Borrower, the Guarantor and their respective Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

                  8.02 Financial Conditions. The Guarantor has heretofore furnished to each of the Banks the following financial statements:

                  (i) the audited consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as at December 31, 1999 and December 31, 2000, respectively, and the related audited consolidated statements of operations, capital accounts and cash flows of the Guarantor and its Consolidated Subsidiaries for the fiscal years ended on said respective dates, with the opinion thereon of KPMG LLP;

                  (ii) the unaudited consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as at June 30, 2001 and the related unaudited consolidated statements of operations, capital accounts and cash flows of the Guarantor and its Consolidated Subsidiaries for the three month period ended on said date;

                  (iii) a pro forma condensed combined unaudited balance sheet and statement of operations of the Guarantor and its Consolidated Subsidiaries as at June 30, 2001, and a pro forma condensed combined unaudited statement of operations of the Guarantor and its Consolidated Subsidiaries for the fiscal year ended December 31, 2000, certified by a financial officer of the Guarantor and prepared under the assumption that the Alliance Arrangement, and the borrowings contemplated by the Alliance Arrangement had each been consummated on June 30, 2001 (for the balance sheet) or January 1, 2000 (for the statement of operations), and demonstrating the solvency of the Guarantor and its Consolidated Subsidiaries on a pro forma basis after giving effect to the Alliance Arrangement; and

                  (iv) consolidated financial statement projections for the Guarantor and its Consolidated Subsidiaries given effect to the Alliance Arrangement and the borrowings contemplated hereunder, which projections shall cover the three-year period through the fiscal year ended December 31, 2003.

Such financial statements (other than the projections described in clause (iv)) are complete and correct in all material respects and fairly present the respective consolidated actual or pro forma (as the case may be) financial condition of the Guarantor and its Consolidated Subsidiaries, as at said date and the actual or pro forma (as applicable) consolidated results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices of the United States of America applied on a consistent basis; and neither the Guarantor nor any of its Subsidiaries had on the date thereof any material contingent liabilities, liabilities for taxes, forward or long-term commitments outside the ordinary course of business or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said date. There has been no material adverse change in the Property, business, operations, financial condition, liabilities or capitalization of the Guarantor and its Consolidated Subsidiaries taken as a whole since the last day of the fiscal year of the Guarantor as to which financial statements have most recently been delivered pursuant to Section 9.01(c) hereof (or, if no such financial statements have yet been delivered, since December 31, 2000) and that has not been disclosed to the public or disclosed to the Lenders in writing.

                  8.03     Litigation. Except as disclosed to the Banks in
Schedule III hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, or any labor disputes, now pending or (to the knowledge of the Borrower or the Guarantor) threatened against the Borrower, the Guarantor or any of their respective Subsidiaries that, if adversely determined, would have a Material Adverse Effect.

Without limiting the generality of the foregoing, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Guarantor) threatened against the Borrower, the Guarantor or any of their respective Subsidiaries.

                  8.04 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower or the Guarantor, or any applicable law or regulation in any material respect, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument in any material respect to which the Borrower, the Guarantor or any of their respective Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant to the terms of any such agreement or instrument.

                  8.05 Action. Each of the Borrower and the Guarantor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and, in the case of the Borrower, to borrow under this Agreement; the execution, delivery and performance by each of the Borrower and the Guarantor of this Agreement and, in the case of the Borrower, the borrowings under this Agreement have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each of the Borrower and the Guarantor and constitutes, its legal, valid and binding obligation, enforceable against each of the Borrower and the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower or the Guarantor of this Agreement or for the legality, validity or enforceability hereof or thereof, or for any borrowing by the Borrower under this Agreement.

                  8.07 Canadian Plans. Each Canadian Plan is and has been in all material respects, established, qualified, registered, administered and invested in compliance with all applicable federal and provincial laws (including, without limitation, the Income Tax Act (Canada) and the Supplemental Pension Plans Act (Quebec)) and any applicable collective bargaining agreements, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Banks under
Section 9.01(g) hereof. All material obligations of the Borrower and its Subsidiaries under each Canadian Plan, including contribution obligations, have been satisfied and there are no outstanding defaults or violations in respect thereof.

                  8.08 Taxes. The Borrower, the Guarantor and their respective Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them. The charges, accruals and reserves on the books of the Borrower, the Guarantor and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower and the Guarantor, adequate.

                  8.09     Material Agreements and Liens.

                  (a) Material Agreements. Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower, the Guarantor or any of their respective Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) US$50,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

                  On the date hereof, the maximum aggregate principal or face amount of all Indebtedness and all other extensions of credit outstanding (or that may become outstanding) under each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement to which the Borrower, the Guarantor or any of their respective Subsidiaries is a party, or guarantee by the Borrower, any of its Subsidiaries or the Guarantor, that is not required to be listed in Part A of Schedule I hereto does not exceed an amount equal to US$25,000,000.

                  (b) Material Liens. Part B of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) US$50,000,000 and covering any Property of the Borrower, the Guarantor or any of their respective Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

                  8.10 Environmental Matters. Each of the Borrower, the Guarantor and their respective Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower, the Guarantor and their respective Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

                  8.11 Subsidiaries, Etc. Set forth in Part A of Schedule II hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Guarantor except for unconsolidated special-purpose Subsidiaries and inactive Subsidiaries awaiting dissolution, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary,
(ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule II hereto, (x) each of the Guarantor and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in said Part A of Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  8.12 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower or the Guarantor to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower, the Guarantor or their respective Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower or the Guarantor that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.

                  Section 9.        Covenants of the Borrower and the Guarantor.

                  The Borrower covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or any Loan by the Borrower is outstanding and until payment in full of all amounts payable by the Borrower and the Guarantor hereunder:

                  9.01 Financial Statements, Etc. The Borrower or the Guarantor, as the case may be, shall deliver to the Administrative Agent (with sufficient copies for each Bank, which the Administrative Agent shall promptly furnish to such Bank):

                  (a) as soon as available and in any event within 60 days after the end of each of the quarterly fiscal periods of each fiscal year of the Guarantor, consolidated statements of operations, capital accounts and cash flows of the Guarantor and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year;

                  (b) as soon as available and in any event within 60 days after the end of each of the quarterly fiscal periods of each fiscal year of the Borrower, consolidated statements of income, retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year;

                  (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, consolidated statements of operations, capital accounts and cash flows of the Guarantor and its Consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

                  (d) as soon as available and in any event within 140 days after the end of each fiscal year of the Borrower, consolidated statements of income, retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

                  (e) promptly upon their becoming available, copies of all registration statements (other than on Form S-8) and regular periodic reports on Forms 10-K, 10-Q and 8-K that the Guarantor shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) as well as copies of all prospectuses and regular periodic reports made by the Borrower with any Securities Commission in Canada, including annual information forms, proxy circulars and material change reports, and other any similar periodic filings;

                  (f) promptly upon the mailing thereof to the shareholders of the Guarantor or the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) as soon as possible, and in any event within ten days after the Borrower, the Guarantor or any of their respective Subsidiaries knows or has reason to believe that any of the events or conditions specified below with respect to any Canadian Plan has occurred or exists, a statement signed by a financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower, the Guarantor or the Subsidiary proposes to take with respect thereto (and a copy of any notice required to be filed with or given to any governmental authority in Canada by the Guarantor, the Borrower or any of their respective Subsidiaries with respect to such event or condition):

                           (i) the Borrower, the Guarantor or any of their respective Subsidiaries declares, or any governmental authority orders, or proposes to order, a full or partial termination or wind up of a Canadian Plan;

                           (ii) a failure by the Borrower, the Guarantor or any of their respective Subsidiaries to make a contribution to a Canadian Plan in accordance with the terms thereof, any collective bargaining agreement or under applicable federal or provincial laws, which failure has not been remedied within 30 days after the Borrower, the Guarantor or the Subsidiary is notified of such event and which failure could result in a Material Adverse Effect;

                           (iii) the adoption of any amendment to any Canadian Plan that would result in a loss of tax exempt status of the Plan or the trust or other funding medium maintained in respect of such Plan, or that increases the funding obligations under any Canadian Plan, which increase could reasonably be expected to result in a Material Adverse Effect;

                           (iv) the institution of any proceeding, action, suit or claim )(other than routine claims for payment of benefits) involving any Canadian Plan or its assets; or

                           (v) any event occurring or condition existing with respect to any Canadian Plan that has resulted or could result in any Canadian Plan having its registration revoked or refused or being placed under the administration of any governmental or regulatory authority (or their representatives).

                  (h) promptly after the Borrower or the Guarantor knows or has reason to believe that any Default has occurred, a notice of such Default stating that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and

                  (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Guarantor, the Borrower or any of their respective Subsidiaries as any Bank or the Administrative Agent may reasonably request.

Each of the Borrower and the Guarantor will furnish to the Administrative Agent (with sufficient copies for each Bank, which the Administrative Agent shall promptly furnish to such Bank), at the time it furnishes each set of financial statements pursuant to paragraphs (a) through to (d) above, a certificate of a financial officer thereof (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Guarantor or the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Guarantor is in compliance with Sections 9.07 and 9.08 hereof as of the end of the respective quarterly fiscal period or fiscal year.

                  9.02 Litigation. The Borrower or the Guarantor will promptly give to the Administrative Agent (which shall promptly furnish the same to each Bank) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of all labor disputes, and any material development in respect of such legal or other proceedings or disputes, affecting the Guarantor or the Borrower or any of their respective Subsidiaries, except proceedings or disputes that, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower or the Guarantor will give to the Administrative Agent (which shall promptly furnish the same to each Bank) notice of the assertion of any environmental claim by any Person against, or with respect to the activities of, the Guarantor, the Borrower or any of their respective Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental claim or alleged violation that, if adversely determined, would not have a Material Adverse Effect.

                  9.03 Existence, Etc. Each of the Borrower and the Guarantor will, and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, any of the foregoing relating to environmental matters) if failure to comply with such requirements could have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

                  (f) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

                  9.04 Insurance. Each of the Borrower and the Guarantor will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                  9.05 Prohibition of Fundamental Changes. Each of the Borrower and the Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Each of the Borrower and the Guarantor will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05:

                  (a) the Borrower and Alliance will amalgamate, effective January 1, 2002, unless the Borrower acting reasonably determines prior to that time that the amalgamation will entail adverse income tax or other adverse fiscal or other consequences for the Borrower, Alliance or the amalgamated corporation;

                  (b) any Subsidiary of the Guarantor, other than the Borrower, may be merged, amalgamated or consolidated with or into: (i) the Guarantor, if the Guarantor shall be the continuing or surviving corporation, (ii) the Borrower, if the Borrower shall be the continuing or surviving corporation, or (iii) another Subsidiary of the Guarantor other than the Borrower; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary (or in the case of an amalgamation, a new Wholly Owned Subsidiary formed thereby) shall be the continuing or surviving corporation;

                  (c) any Subsidiary of the Guarantor other than the Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Guarantor or to the Borrower or any other Wholly Owned Subsidiary of the Guarantor;

                  (d) any Wholly Owned Subsidiary of the Guarantor other than the Borrower may be dissolved or liquidated, so long as any assets of such Wholly Owned Subsidiary (after settlement of all claims against such Wholly Owned Subsidiary) shall be transferred in such dissolution or liquidation to the Guarantor or to the Borrower or any other Wholly Owned Subsidiary of the Guarantor; and

                  (e) in addition to the dispositions permitted pursuant to clauses (b) through (d) of this Section 9.05, the Guarantor or any Subsidiary of the Guarantor other than the Borrower may sell or otherwise dispose of Property (including, without limitation, by merger or consolidation) if, after giving effect to any such sale or disposition, the book value of such Property, together with the aggregate book value of the Property so sold or disposed of since December 31, 1997 does not exceed 20% of Total Assets at the date of (and before giving effect to) such sale or disposition, provided that in any event the dispositions set forth in Schedule IV hereto shall be permitted and shall not to be included in the calculation of aggregate dispositions otherwise permitted under the foregoing provisions of this clause (e).

                  9.06 Limitation on Liens. Each of the Borrower and the Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired and, consequently, the Indebtedness of the Borrower and the Guarantor hereunder shall rank at all times pari passu with all other unsecured Indebtedness of the Borrower and the Guarantor. Notwithstanding the foregoing, the Borrower and the Guarantor may, and may permit their respective Subsidiaries to, create, incur, assume and suffer to exist:

                  (a) Liens in existence on the date hereof and listed in Part B of Schedule I hereto;

                  (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, the Guarantor or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(i) hereof;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Guarantor, the Borrower or any of their respective Subsidiaries;

                  (g) Liens on Property of any corporation that becomes a Subsidiary of the Guarantor after the date of this Agreement; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Guarantor and were not created in anticipation thereof;

                  (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower, the Guarantor or any of their Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property other than the Property so acquired and improvements thereon;

                  (i) Liens securing obligations of the Borrower, the Guarantor or any of their respective Subsidiaries incurred in conjunction with industrial revenue bonds or pollution control bonds of any facilities used by the Borrower, the Guarantor or any of their respective Subsidiaries;

                  (j) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate outstanding principal amount of Indebtedness secured by such Liens, together with the aggregate principal amount of Indebtedness permitted under Section 9.11(h) hereof, shall not at any time exceed 15% of Total Assets at such time;

                  (k) additional Liens upon real and/or personal Property of the Borrower created after the date hereof, provided that the aggregate outstanding principal amount of Indebtedness secured by such Liens shall not at any time exceed 10% of the Borrower's Equity; and

                  (l) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

                  9.07 Consolidated Net Worth. The Guarantor will not permit Consolidated Net Worth at any time to be less than (a) US$1,500,000,000 plus (b) 50% of the consolidated net income of the Guarantor and its Consolidated Subsidiaries for each fiscal quarter of the Guarantor from and including the first fiscal quarter in 1998 to and including the fiscal quarter ending on (or most recently ended prior to) such time; provided that, if there is a consolidated net loss for any such fiscal quarter, consolidated net income for such fiscal quarter shall, for the purposes of clause (b) of this Section 9.07, be deemed to be zero.

                  9.08 Total Debt to Total Capital Ratio. The Guarantor will not permit the ratio of (a) Total Debt to (b) Total Capital to exceed 0.60 to 1.

                  9.09 Transactions with Affiliates. Except as expressly permitted by this Agreement, each of the Borrower and the Guarantor will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower, the Guarantor or any of their respective Subsidiaries and receive reasonable compensation for his or her services in such capacity, (y) the Borrower, the Guarantor and their respective Subsidiaries may enter into transactions (other than extensions of credit to an Affiliate) so long as the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower, the Guarantor and their respective Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate and (z) the Guarantor and its Subsidiaries other than the Borrower may enter into any of the transactions described in this Section 9.09 with Ponderay, so long as, in the case of any Guarantee of the Indebtedness of Ponderay, the ratio, expressed as a percentage, of such Indebtedness that is Guaranteed to the aggregate outstanding principal amount of all Indebtedness of Ponderay shall not exceed the ownership percentage of the Guarantor in Ponderay held through the Guarantor's Wholly Owned Subsidiary, Lake Superior Forest Products Inc., a corporation existing under the laws of the State of Delaware.

                  9.10 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder to refinance existing indebtedness of the Borrower, and to pay fees and expenses relating thereto, and for the general corporate purposes of the Borrower and its Subsidiaries; provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

                  9.11 Indebtedness. The Borrower will not, and the Guarantor will not permit the Borrower or any of its other Subsidiaries to, create, incur, assume or permit to exist any Indebtedness (including any Indebtedness incurred pursuant to a sale or leaseback transaction), except:

                  (a) Indebtedness of the Borrower or other Subsidiaries of the Guarantor existing on the date hereof and (to the extent exceeding the minimum threshold requirements set forth in Section 8.09(a)), any assumption or Guarantee thereof by any other Subsidiary of the Guarantor, and any extensions, renewals and replacements thereof, so long as (i) the weighted average life of the maturity of such Indebtedness as so extended, renewed or refinanced, taken as a whole, is not materially different than such weighted average life prior to such extension, renewal or refinancing,
       (ii) any terms of subordination set forth in such Indebtedness are not adversely affected thereby in any material respect and (iii) the terms generally of such Indebtedness as so extended, renewed or refinanced are not made more restrictive (from the standpoint of the Borrower or the Guarantor) in any material respect;

                  (b) Indebtedness under the US Revolving Term Credit Agreement in a principal amount that shall not exceed the aggregate principal amount of the Commitments thereunder (and as defined therein) as at the date hereof, and any extensions, renewals and replacements thereof, so long as (i) the weighted average life of the maturity of such Indebtedness as so extended, renewed or refinanced, taken as a whole, is not materially different than such weighted average life prior to such extension, renewal or refinancing, (ii) any terms of subordination set forth in such Indebtedness are not adversely affected thereby in any material respect and (iii) the terms generally of such Indebtedness as so extended, renewed or refinanced are not made more restrictive (from the standpoint of the Borrower or the Guarantor) in any material respect;

                  (c) Indebtedness owing by the Borrower or any other Subsidiary of the Borrower to the Guarantor or any of its Subsidiaries;

                  (d) Indebtedness of the Borrower or any other Subsidiary of the Guarantor as an account party in respect of trade letters of credit;

                  (e) Guarantees by the Borrower or any other Subsidiaries of the Guarantor of Indebtedness of other Subsidiaries;

                  (f)      Indebtedness under this Agreement;

                  (g) Indebtedness of the Borrower or any other Subsidiaries of the Guarantor in respect of bonds, debentures, notes or similar instruments in a principal amount up to but not exceeding $600,000,000 in the aggregate as to all such Subsidiaries, to be incurred in connection with the refinancing of Indebtedness incurred by the Guarantor in connection with the Alliance Arrangement; and

                  (h) other unsecured Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness, together with the aggregate amount of Indebtedness secured by Liens permitted under Section 9.06(j) hereof, shall not at any time exceed 15% of Total Assets at such time.

                  9.12 Restrictive Agreements. Each of the Borrower and the Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any of their respective Subsidiaries to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower, the Guarantor or any other Subsidiary or to Guarantee Indebtedness of the Borrower, the Guarantor or any other Subsidiary; provided that the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement, (y) restrictions and conditions existing on the date hereof identified on Part A of Schedule I (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

                  9.13 Limitation on Lines of Business. Neither the Borrower nor the Guarantor will enter into any business, either directly or through any Subsidiary, to any substantial extent other than those businesses in which the Borrower, the Guarantor, Alliance and their respective Subsidiaries are engaged on the date of this Agreement and, in each case, activities directly related thereto or ancillary, complementary or reasonably related thereto as reasonably determined by the Borrower or the Guarantor.

                  Section  10. Events of Default.

                  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) the Borrower shall default in the payment when due (whether at stated maturity or upon optional prepayment) of any principal of any Loan payable by it hereunder, or shall default for three or more Business Days in the payment when due (whether at stated maturity or upon optional prepayment) of any interest on any Loan or any fee or any other amount payable under this Agreement; or

                  (b) any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Borrower or the Guarantor, or in any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect; or

                  (c) the Borrower, the Guarantor or any of their respective Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or

                  (d) (i) any "Event of Default" (as defined in the US Revolving Term Credit Agreement) shall occur under the US Revolving Term Credit Agreement, or (ii) any event or condition occurs that results in any Material Indebtedness of the Borrower, the Guarantor or any of their respective Subsidiaries becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (d) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property or assets securing such Indebtedness;

                  (e) either the Borrower or the Guarantor shall default in the performance of any of its obligations under any of Sections 9.01(h), 9.05, 9.06, 9.07 or 9.08 hereof; or either the Borrower or the Guarantor shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower and the Guarantor by the Administrative Agent or any Bank (through the Administrative Agent); or

                  (f) the Borrower, the Guarantor or any of their respective Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (g) the Borrower, the Guarantor or any of their respective Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors pursuant to the Bankruptcy and Insolvency Act (Canada),
         (iii) commence a voluntary case under the US Bankruptcy Code, (iv) file a petition or commence any proceedings (including a notice of intention to make a proposal) seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the US Bankruptcy Code or any petition for a receiving order under the Bankruptcy and Insolvency Act (Canada), (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (h) a proceeding or case shall be commenced, without the application or consent of the Borrower, the Guarantor or any of their respective Subsidiaries, in any court of competent jurisdiction, seeking (i) the reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of the debts of the Borrower, the Guarantor or any of their respective Subsidiaries, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower, the Guarantor or any of their respective Subsidiaries or of all or any substantial part of their Property, or
         (iii) similar relief in respect of the Borrower, the Guarantor or any of their respective Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of 60 or more days or (iv) an order, judgment or decree approving or ordering any of the foregoing shall be entered against the Borrower, the Guarantor or any of their respective Subsidiaries; or

                  (i) a final judgment or judgments for the payment of money in excess of US$10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of US$50,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower, the Guarantor or any of their respective Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower, the Guarantor or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (j) the Borrower shall cease to be a Wholly Owned Subsidiary of the Guarantor or the Guarantor shall exercise any right to terminate, suspend or reduce its obligations under Section 5.06 and
         Section 6 hereof; or

                  (k) a reasonable basis shall exist for the assertion (or there shall have been asserted) against the Borrower, the Guarantor or any of their respective Subsidiaries, claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of hazardous materials (within the meaning of any Environmental Law) by the Borrower, the Guarantor or any of their Subsidiaries, or any predecessor in interest of the Borrower, the Guarantor or any of their Subsidiaries, or relating to any site or facility owned, operated or leased by the Borrower, the Guarantor or any of their respective Subsidiaries, which claims or liabilities (after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally or solidarily liable therefor), in the judgment of the Majority Banks are reasonably likely to be determined adversely to the Borrower, the Guarantor or any of their respective Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

                  (l) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Guarantor shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10, (A) the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of Banks having more than 66 2/3% of the aggregate unpaid principal amount of the Loans, shall by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower or the Guarantor hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor; and
(2) in the case of the occurrence of an Event of Default referred to in clause
(g) or (h) of this Section 10, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower or the Guarantor hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor.

                  Section  11. The Administrative Agent.

                  11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                  (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

                  (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to or provided for herein or for any failure by any Borrower or any other Person to perform any of its obligations hereunder or thereunder;

                  (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

               11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of facility fee or utilization fee) unless the Administrative Agent has received notice from a Bank, the Borrower or the Guarantor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Sections 11.01, 11.07 and 12.04 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

               11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantor (and any of their respective Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent and its affiliates may accept fees and other consideration in connection with this Agreement or otherwise without having to account for the same to the Banks.

               11.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrower under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans shall be outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

               11.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantor and its decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or the Guarantor of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower, the Guarantor or any of their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Guarantor or any of their Subsidiaries (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

               11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

               11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, that shall be a bank which has an office Montreal, Quebec and which has a combined capital and surplus of at least Cdn $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

               Section 12.    Miscellaneous.

               12.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               12.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient as follows:

               (a) if to the Borrower, to Bowater Pulp and Paper Canada Inc. at the address of the Guarantor set out in Section 12.02 (b) below;

               (b) if to the Guarantor, to Bowater Incorporated at 55 East Camperdown Way, Greenville, South Carolina 29602, Attention of Treasurer (Telecopy No. 864-282-9219; Telephone No. 864-282-9413);

               (c) if to the Administrative Agent, to The Bank of Nova Scotia at 40 King Street West, Box 4085, Station "A", Toronto, Ontario, M5W 2X6, Attention of Bank Finance, Loan Syndications (Telecopy No. 416-866-3329; Telephone No. 416-933- 1184); and

               (d) if to a Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopier number or telephone number for notices and other communications hereunder by notice to the other parties hereto (which notice, in the case of any such change by a Bank, shall be given by such Bank to the Borrower, the Guarantor and the Administrative Agent). Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

               12.03 Expenses, Etc. The Borrower agrees to pay or reimburse: (a) the Administrative Agent for paying all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of McCarthy Tetrault LLP, special counsel to the Administrative Agent) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the making of the Loans hereunder and (ii) the negotiation and preparation of any modification, supplement or waiver of any of the terms of this Agreement (whether or not consummated); (b) each Bank and the Administrative Agent for paying its reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, (ii) the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of any Borrower hereunder and (iii) the enforcement of this Section 12.03; and (c) each Bank and the Administrative Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

               The Borrower hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages and expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages and expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Administrative Agent and each Bank from, and hold the Administrative Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any release (within the meaning of any Environmental Law) or threatened release of any hazardous materials (within the meaning of any Environmental Law) from any such site or facility, including any such release or threatened release which shall occur during any period when the Administrative Agent or any Bank shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Bank of any of its rights and remedies hereunder.

               12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower, the Guarantor, the Administrative Agent and the Majority Banks, or by the Borrower, the Guarantor and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the

Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that:

               (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrower to prepay Loans, (vi) alter the terms of any of Sections 2.06, 4.07, 5.06, 6 and 12.03 hereof or this Section 12.04, (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 7 hereof; and

               (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

               12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               12.06  Assignments and Participations.

               (a) Assignment by the Borrower or Guarantor. Neither the Borrower or Guarantor may assign all or any portion of its rights or obligations hereunder without the prior consent of all of the Banks and the Administrative Agent.

               (b) Assignment by the Banks. Each Bank may assign all or any portion of its Loans and its Commitment but only with the consent of the Borrower, the Guarantor, the LC Issuing Bank and the Administrative Agent, which consent may not be unreasonably withheld or delayed; provided that

               (i) no such consent by the Borrower, the Guarantor, the LC Issuing Bank or the Administrative Agent shall be required in the case of any assignment to another Bank;

               (ii) except to the extent the Borrower, the Guarantor, the LC Issuing Bank and the Administrative Agent shall otherwise consent, any partial assignment shall be in an amount at least equal to US$5,000,000;

               (iii) each such assignment by a Bank of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee; and

               (iv) upon each such assignment, the assignor and assignee shall deliver to the Borrower, the Guarantor, the LC Issuing Bank and the Administrative Agent an Assignment and Acceptance in the form of Exhibit A hereto.

Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of US$5,000.

               (c) Participations. A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitment, provided that such Participant shall not have any other rights or obligations under this Agreement (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment, (ii) extend any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, or
(v) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 12.04 hereof, requires the consent of each Bank.

               (d) Information. A Bank may furnish any information concerning the Borrower, the Guarantor or any of their respective Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.15(b) hereof.

               (e) Assignment to the Borrower or Guarantor. Anything in this
Section 12.06 to the contrary notwithstanding, neither the Borrower nor the Guarantor shall, and neither the Borrower nor the Guarantor shall permit any of its Subsidiaries to, acquire (whether by assignment, participation or otherwise), and no Bank may assign or participate to the Borrower, the Guarantor or any of their respective Subsidiaries or Affiliates, any interest in any Loan.

               (f) Register. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Montreal, Quebec or Toronto, Ontario a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Guarantor, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Guarantor or any Bank, at any reasonable time and from time to time upon reasonable prior notice.

               (g) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 12.06 and any written consent to such assignment required by paragraph (b) of this Section 12.06, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               12.07 Survival. The obligations of the Borrower or Guarantor or both under Sections 5.01, 5.05, 5.06, and 12.03 hereof and the obligations of the Banks under Section 11.05 hereof shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

               12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               12.10  Governing Law; Submission to Jurisdiction.

               (a) Laws of Quebec. Subject to Section 12.10(b) hereof, this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

               (b) Laws of New York. Section 6 of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               (c) Submission to Jurisdiction. Each of the Borrower and the Guarantor hereby submits to the nonexclusive jurisdiction of any court of the Province of Quebec sitting in Montreal and any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any provisions hereof, or the transactions contemplated hereby. Each of the Borrower and the Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               12.11 Waiver of Jury Trial. FOR THE PURPOSES OF THE APPLICATION OF THE LAWS OF THE STATE OF NEW YORK TO THIS AGREEMENT OR ANY PROCEEDINGS BROUGHT IN ANY NEW YORK STATE COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE BORROWER, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY.

               12.12 No Immunity. To the extent that the Guarantor or Borrower, as the case may be, may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its Properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Guarantor or Borrower, as the case may be, hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

               12.13 Judgment Currency. The obligation of the Borrower and the Guarantor under this Agreement to make any payment in US Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Bank concerned of the full amount of US Dollars payable to such Bank under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in US Dollars into another currency (in this Section 12.13 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase US Dollars in the Canadian foreign exchange market with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower or the Guarantor, as the case may be, in respect of any such sum due from it to the Administrative Agent or any Bank hereunder (in this Section 12.13 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase US Dollars in the Canadian Foreign exchange market with the amount of the judgment currency so adjudged to be due; and each of the Borrower and the Guarantor hereby, notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in US Dollars, the amount (if any) by which the sum originally due to such Entitled Person in US Dollars hereunder exceeds the amount of US Dollars so purchased and transferred.

               12.14 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

               12.15  Treatment of Certain Information.

               (a) Use of Information. The Borrower and the Guarantor acknowledge that from time to time, financial advisory, investment banking and other services may be offered or provided to the Borrower or the Guarantor or one or more of their respective Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Borrower and the Guarantor hereby authorize each Bank to share any information delivered to such Bank by the Borrower or the Guarantor or any of their respective Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate of such Bank, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

               (b) Confidentiality. Each of the Banks and the Administrative Agent will, and will cause its affiliates, directors, officers, employees and representatives to, keep confidential, and not publish, disclose or otherwise divulge and use only in connection with this Agreement any non-public information furnished by the Borrower or the Guarantor to it in respect of this Agreement that the Borrower or the Guarantor identifies as being confidential at the time it furnishes the same, directly or indirectly (collectively, the "Information"), provided that nothing herein shall limit the disclosure of the Information (i) after the Information shall have become public (other than through a violation of this Section 12.15), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any Bank, (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto (or executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this Section 12.15(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that (x) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower and the Guarantor of any request for disclosure of the Information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (B) pursuant to legal process and (y) in no event shall any Bank or the

Administrative Agent be obligated or required to return the Information furnished by the Borrower or the Guarantor. The obligations of each Bank under this Section 12.15 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower or the Guarantor prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 12.15 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 12.06(b) hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               BOWATER PULP AND PAPER CANADA INC.,
                                 as Borrower



                               By:  /s/ William G. Harvey
                                   --------------------------------------------
                                   Name:  William G. Harvey
                                   Title: Vice President and Treasurer

                                 BOWATER INCORPORATED,
                                 as Guarantor




                                 By:  /s/ David G. Maffucci
                                    -------------------------------------------
                                    Name:   David G. Maffucci
                                    Title:  Senior Vice President and
                                            Chief Financial Officer




               This is a counterpart signature page to the Credit Agreement dated as of October 26, 2001 between Bowater Pulp and Paper Canada Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties thereto, from time to time, as Banks.

                                 THE BANK OF NOVA SCOTIA,
                                 as Administrative Agent

                                 By: /s/ David Maddocks
                                    -------------------------------------------
                                    Name:    David Maddocks
                                    Title:   Director


                                 By:  /s/ Anuj Dhawan
                                    -------------------------------------------
                                    Name:    Anuj Dhawan
                                    Title:   Associate Director



               This is a counterpart signature page to the Credit Agreement dated as of October 26, 2001 between Bowater Pulp and Paper Canada Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties thereto, from time to time, as Banks.

                                 THE BANK OF NOVA SCOTIA,
                                 as a Bank

                                 By:  /s/ David Angel
                                    -------------------------------------------
                                    Name:  David Angel
                                    Title: Director, Paper and Forest Products



                                 By:  /s/ Francois De Broux
                                    -------------------------------------------
                                    Name:  Francois De Broux
                                    Title: Managing Director, Paper and Forest
                                           Products



Loan Commitment:         US$30,000,000

Swingline Commitment:    US$15,000,000
---------------------------------------

Commitment:              US$30,000,000



               This is a counterpart signature page to the Credit Agreement dated as of October 26, 2001 between Bowater Pulp and Paper Canada Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties thereto, from time to time, as Banks.

                                 THE TORONTO-DOMINION BANK
                                 as a Bank

                                 By:  /s/ Oana Frumosu
                                    -------------------------------------------
                                    Name:  Oana Frumosu
                                    Title: Associate



                                 By:  /s/ Catherine McCarthy
                                    -------------------------------------------
                                    Name:  Catherine McCarthy
                                    Title: Vice President



Loan Commitment:         US$30,000,000

Swingline Commitment:              Nil
--------------------------------------

Commitment:              US$30,000,000



               This is a counterpart signature page to the Credit Agreement dated as of October 26, 2001 between Bowater Pulp and Paper Canada Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties thereto, from time to time, as Banks.

                                 CANADIAN IMPERIAL BANK OF COMMERCE
                                 as a Bank



                                 By: /s/ Mark Chandler
                                    -------------------------------------------
                                    Name:  Mark Chandler
                                    Title: Executive Director


                                  By:  /s/ Bill Wolfe
                                     ------------------------------------------
                                     Name:  Bill Wolfe
                                     Title: Executive Director




Loan Commitment:         US$20,000,000

Swingline Commitment:              Nil
--------------------------------------

Commitment:              US$20,000,000



               This is a counterpart signature page to the Credit Agreement dated as of October 26, 2001 between Bowater Pulp and Paper Canada Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties thereto, from time to time, as Banks.

                                 BANK OF MONTREAL
                                 as a Bank



                                 By: /s/ Bruno Jarry
                                    -------------------------------------------
                                    Name:   Bruno Jarry
                                    Title:  Director






Loan Commitment:         US$20,000,000

Swingline Commitment:              Nil
--------------------------------------

Commitment:              US$20,000,000





               This is a counterpart signature page to the Credit Agreement dated as of October 26, 2001 between Bowater Pulp and Paper Canada Inc., as borrower, Bowater Incorporated, as guarantor, The Bank of Nova Scotia as administrative agent and each of the lenders parties thereto, from time to time, as Banks.

                                                                      SCHEDULE I

MATERIAL AGREEMENTS AND LIENS
-----------------------------
See Section 8.09 & 9.06(a)


PART A.  MATERIAL AGREEMENTS (US MILLIONS, UNLESS OTHERWISE NOTED)

         BOWATER INCORPORATED


Public Bonds
  9.0% Debentures due 8/1/09                                                     $250.0
  9.375% Debentures due 12/15/21                                                 $200.0
  9.5% Debentures due 10/15/12                                                   $125.0
  8.5% Notes due 12/15/01                                                         $18.1

Tax Exempt Bonds
  7.75% Solid Waste Recycling Facilities Revenue Bond due 10/1/22                 $62.0
  7.4% Solid Waste Recycling Facilities Revenue Bond due 12/1/22                  $39.5
  7.625% Solid Waste Recycling Facilities Revenue Bond due 3/1/16                 $30.0
  Variable Rate Solid Waste Recycling Facilities Revenue Bond due 6/1/29          $33.5
  7.625% Solid Waste Recycling Facilities Revenue Bond due 3/1/06                  $6.9
  7.4% Solid Waste Recycling Facilities Revenue Bond due 1/1/10                    $6.5

Letters of Credit
  Supporting Various Insurance Programs                                           $11.2
  Supporting Various Rate Solid Waste Recycling Facilities                        $34.8

Bank Agreements
  $350 Million 5-Year Credit Agreement                    (as of 9/30/01)        $337.0
  $450 Million 364-day Credit Agreement                   (as of 9/30/01)        $171.0
  $500 Million 9-month Bond Bridge Agreement              (as of 9/30/01)        $500.0
  $10 Million Cash Management uncommitted line of credit  (as of 9/30/01)          $1.5

Guarantees
  In connection with Ponderay Newsprint Company                                   $50.0
  In connection with the monetization of a timberland note                        $12.8
  In connection with a synthetic lease                                           $115.0
  In connection with a letter of credit (employment related)                     C$22.0
         issued by Bowater Pulp and Paper Canada Inc.

Synthetic Lease
  $115 Million Facility due April 30, 2006                (as of 9/30/01)         $24.2

                                                                      SCHEDULE I
                                                                     (Continued)


BOWATER PULP AND PAPER CANADA

Public Bonds
  10.85% Indenture due 11/30/14                                          C$125.0
  9.25% Indenture due 6/15/02                                              $59.1
  10.25% Indenture due 1/15/03                                              $7.4

Private Placement Notes
  10.625% Series A Note Agreement due 6/15/10                              $98.0
  10.5% Series B Note Agreement due 6/15/10                                $91.8
  10.6% Series C Note Agreement due 1/15/11                                $70.0
  10.26% Series D Note Agreement due 1/15/11                               $22.0

Letters of Credit
  Supporting employment matters                                           C$23.4

Bank Agreements
  C$10 Million Cash Management line of credit        (as of 9/30/01)       C$3.2
  C$5 Million Cash Management line of credit         (as of 9/30/01)       C$1.5


BOWATER MARITIMES INC.

Bank Agreements
  C$17.3 Million Credit Agreement                                         C$17.3
  C$20 Million Cash Management line of credit        (as of 9/30/01)       C$0.3


CALHOUN NOTE HOLDINGS AT LLC

  Note Agreement due 2014                                                  $64.1

CALHOUN NOTE HOLDINGS TI LLC

  Note Agreement due 2014                                                  $61.6

                                                                      SCHEDULE I
                                                                     (continued)

PART B. MATERIAL LIENS (US MILLIONS, UNLESS OTHERWISE NOTED)


BOWATER INCORPORATED

Timber Note Monetizations                                               $176.6
   (secured by notes payable by the purchasers of various timberlands)

Synthetic Lease                                                         $115.0
   (secured by new facilities of Bowater Nuway Inc.)


AVENOR MARITIMES

C$20 Million Cash Management uncommitted line of credit                 C$20.0
   (secured by inventory and book debts, accounts receivable, claims and demands of Avenor Maritimes Inc.)

Credit Agreement                                                        C$10.0
   (secured by inventory and book debts, accounts receivable, claims and demands of Avenor Maritimes Inc. and Assignment of Forest
   Management Agreement with the Province of New Brunswick)

BOWATER CANADIAN FOREST PRODUCTS INC.

   Amended and Restated Credit Agreement dated as of                     $0.0
   March 27, 1997, as amended and restated of November 30, 1998
   Facility has been repaid and liens are in the process of being released.

                                                                    SCHEDULE II

 SUBSIDIARIES
 ----------------
 See Section 8.11

 PART A.                                                                           JURISDICTION OF INCORPORATION

 Bowater America Inc.                                                                       Delaware
 Bowater Asia Pte Ltd                                                                       Singapore
 Bowater Canada Inc.                                                                        Canada
 Bowater Canada Finance Limited Partnership                                                 New Brunswick
 Bowater Canadian Holdings Incorporated                                                     Nova Scotia
 Bowater Canadian Limited                                                                   Canada
 Bowater Europe Limited                                                                     United Kingdom
 Bowater Finance Company Inc.                                                               Delaware
 Bowater Foreign Sales Corporation                                                          Barbados
 Bowater-Halla Paper Co., Ltd                                                               Korea
 Bowater Japan Limited                                                                      Japan
 Bowater Maritimes Inc.(1)                                                                  New Brunswick
 Bowater Mersey Paper Company Limited(2)                                                    Nova Scotia
 Bowater Mississippi Holdings Inc.                                                          Delaware
 Bowater Mississippi LLC                                                                    Delaware
 Bowater Newsprint South LLC                                                                Delaware
 Bowater Nuway Inc.                                                                         Delaware
 Bowater Pulp and Paper Canada Inc.                                                         Canada
 Bowater S. America Ltda.                                                                   Brazil
 Bowater South American Holdings Incorporated                                               Delaware
 Bowater Ventures Inc.                                                                      Delaware
 Calhoun Newsprint Company(3)                                                               Delaware
 Carolina Export Corporation                                                                Delaware
 Cascapedia Booming Company Inc.                                                            Canada
 Enerpap Inc.                                                                               Canada
 Lake Superior Forest Products Inc,                                                         Delaware
 Lake Superior Holdings Inc.                                                                Delaware
 Newsprint South, Inc.                                                                      Delaware
 Bowater Canadian Forest Products Inc.                                                      Canada
 U.S. Alliance Holding Corp.                                                                Delaware
 Alliance Forest Products U.S. Corp.                                                        Alabama
 Coosa Pines Golf Club, Incorporated                                                        Alabama
 Alliance Forest Products Baie-Trinite Inc.                                                 Quebec
 Bowater Treated Wood Inc.                                                                  Quebec
 Alliance Forest Products-Mitis Inc.                                                        Quebec
 9068-9050 Quebec Inc.                                                                      Quebec
 Alliance Forest Products-Guerette Inc.                                                     Quebec
 Alliance Forest Products (2001) Inc.                                                       Canada
 Alliance Forest Products-Couturier Inc.                                                    New Brunswick

                                                                     SCHEDULE II
                                                                     (CONTINUED)


Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of the Guarantor. In addition, Mr. In Yung Chung has been issued options with respect to an aggregate of 79,120 shares of common stock of Bowater-Halla Paper Co., Ltd. (representing 10% of its outstanding shares) with an aggregate exercise price of US$22,500,000. These options expire July 31, 2003.

In addition, the stock of certain subsidiaries of Bowater Canadian Forest Products Inc. has been pledged pursuant to an Amended and Restated Credit Agreement dated as of March 27, 1997, as amended and restated as of November 30, 1998. This facility has been repaid and the liens are in the process of being released.

(1) 67% owned. The remaining interest is owned 25% by Oji Paper Co., Ltd and 8% by Mitsui & Co., Ltd.

(2)     51% owned. The remaining interest is owned by The Washington Post
        Company.

(3) Approximately 51% owned. The remaining interest is owned by Herald Company, Inc.

                                                                    SCHEDULE III

                                   Litigation

                                      None

                                                                     SCHEDULE IV


PERMITTED DISPOSITIONS
SEE SECTION 9.05(F)

Dryden, Ontario - Uncoated Freesheet Mill, Related Sawmills and Timberlands Great Northern Paper - West Millinocket Mill and Related Assets and Timberlands Great Northern Paper - Millinocket Mill and Related Assets and Timberlands Timberlands and Related Conversion Facilities related to Calhoun Newsprint
  Company
Timberlands and Related Conversion Facilities that support the Catawba operations

                                                                       EXHIBIT A

                       [Form of Assignment and Acceptance]

                             ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of October 26, 2001 (as amended, supplemented or restated, from time to time, the "Credit Agreement"), among Bowater Pulp and Paper Canada Inc., as borrower, Bowater Incorporated, as guarantor, the banks party thereto from time to time as lenders, and The Bank of Nova Scotia, as administrative agent for the said banks. Terms defined in the Credit Agreement are used herein with the same meanings.

               The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interests by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the Assigned Interests by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

               As consideration for the assignment and sale contemplated herein, the Assignee shall pay to the Assignor on [the Assignment Date], in immediately available funds, the amounts heretofore agreed between them, taking into account with respect to BA Loans and LC Loans outstanding on the Assignment Date, (i) any part of the face value of any Acceptance or Letter of Credit for which the Borrower may be in default of payment on its maturity date and (ii) the fees paid by the Borrower in connection with the issuance of Acceptances and Letters of Credit.

               This Assignment and Acceptance is being delivered to the Administrative Agent together with if the Assignee is not already a Bank under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The
[Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 12.06(b) of the Credit Agreement.

               This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

            The terms set forth above and below are hereby agreed to:

                              [NAME OF ASSIGNOR]      , as Assignor

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:



                              [NAME OF ASSIGNEE]      , as Assignee


                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")(1):



                                                                       Percentage Assigned of
                                                                       Facility/Commitment(2)
                                       Principal Amount                of all Banks
Facility                               Assigned                        thereunder)
-------                                ----------------                ----------------------

Commitment Assigned:                   $                                                   %

Loans:

Fees Assigned (if any):



----------------------

(1) Must be at least five Business Days after execution hereof by all required parties.

The undersigned hereby consent to the within assignment:(3)



BOWATER PULP AND PAPER CANADA INC.


By:
   -------------------------------------
   Name:
   Title:

BOWATER INCORPORATED

By:
   -------------------------------------
   Name:
   Title:


THE BANK OF NOVA SCOTIA,
  as Administrative Agent

By:
   -------------------------------------
   Name:
   Title:




(..continued)

(2) Must be set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Banks thereunder.

(3) Consents to be included to the extent required by Section 12.06(b) of the Credit Agreement.

                                                                       Exhibit B

                                October 26, 2001

Each of the Banks party to the
Credit Agreement referred to below

- and -

THE BANK OF NOVA SCOTIA, as
Administrative Agent for said Banks
1002 Sherbrooke Street West
Suite 300
Montreal, Quebec H3A 3M3

SUBJECT: US$100,000,000 FINANCING OF BOWATER PULP AND PAPER CANADA INC.

Ladies and Gentlemen:

We have acted as Counsel to Bowater Pulp and Paper Canada Inc. (the "BORROWER") and are delivering this opinion pursuant to Section 7.01(c) of the credit agreement dated as of October 26, 2001 (the "CREDIT AGREEMENT"), between the Borrower, Bowater Incorporated (the "GUARANTOR"), the banks party thereto (the "BANKS") and The Bank of Nova Scotia, as administrative agent (the "ADMINISTRATIVE AGENT"), providing for loans to be made by said Banks to the Borrower in an aggregate principal amount not exceeding US$100,000,000. The Banks and the Administrative Agent are referred to herein collectively as the "CREDIT PARTIES". All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

For the purposes of the opinions expressed below, we have examined:

         (i)      the Credit Agreement; and

         (ii) such corporate records, agreements and instruments of the Borrower and such other documents and records as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as certified, facsimile or photocopied copies, the accuracy and completeness of the records, certificates and documents examined by us, as well as the accuracy and correctness of all facts set forth or reflected therein and the legal capacity of all individuals.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that, except to the extent set forth in the opinions expressed below as to the Borrower:

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii)     all signatories to such documents have been duly authorized;
                  and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

With regard to all matters of fact referred to herein, we have relied exclusively upon the officer's certificates attached hereto as Schedule A and have made no other enquiries. Furthermore, any reference herein to matters or information of which we have knowledge refers only to actual knowledge of R. Jamie Plant.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

2. The Borrower is a corporation duly constituted, organized, validly existing under the Canada Business Corporations Act and in good standing with respect to the filing of annual corporate information returns pursuant to the Canada Business Corporations Act.

3. The Borrower has all necessary corporate power, authority and capacity to (i) carry on its business and to own its property and assets, (ii) to execute, delivery and perform its obligations under the Credit Agreement and
(iii) to borrow under the Credit Agreement.

4. The execution, delivery and performance by the Borrower of the Credit Agreement and the performance by the Borrower of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Borrower.

5. The Credit Agreement has been duly executed and delivered by duly authorized representatives of the Borrower.

6. The Credit Agreement constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

7. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency is required on the part of the Borrower for the execution, delivery or performance by the Borrower of, or for the legality, validity or enforceability of, the Credit Agreement or for any borrowing by the Borrower under the Credit Agreement.

8. The execution, delivery and performance by the Borrower of, and the consummation by the Borrower of the transactions contemplated by, the Credit Agreement do not and will not (a) conflict with or result in a breach of any provision of the constating document or by-laws of the Borrower, (b) conflict with or result in a breach of any applicable law, statute, rule or regulation in force in the Province of Quebec in any material respect, (c) conflict with or result in a breach of any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) to which the Borrower is a party or by which the Borrower is bound or to which the Borrower is subject or result in the creation or imposition of any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

9. Except as set forth in Schedule III to the Credit Agreement, we have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority to agency, now pending or threatened against the Borrower or any of its Subsidiaries or any of the respective Properties that, if adversely determined, could have a Material Adverse Effect.

The foregoing opinions are subject to the following comments and qualifications:

         (i) we express no opinion with respect to Section 6 of the Credit Agreement or any obligations or other matters in respect of the Guarantor;

         (ii) the enforcement of the Credit Agreement or any judgment arising out of or in connection therewith are subject to and may be limited by applicable bankruptcy, insolvency, moratorium, reogranization, prescription or other similar laws affecting creditors' rights generally;

         (iii) we express no opinion with respect to any provisions of the Credit Agreement which purport (i) to enable any of the Credit Parties to recover from a party any costs in excess of the legal tariff or any fines, penalties or costs levied against or imposed upon such other party by applicable law or by order of a court or (ii) to waive the rights of any party under any legislation which may not be derogated from;

         (iv) enforcement of claims may become barred under applicable statutes of a limitation or as a result of extinctive prescription and may be subject to counter claims or set offs;

(v) the question of whether or not any of the provisions of the Credit Agreement which may be rendered invalid on account of illegality may be severed from the other provisions thereof in order to save those other provisions would be determined by a court in its discretion;

(vi) the Currency Act (Canada) precludes a Canadian court from giving a judgment for an amount expressed in a currency other than Canadian currency. In respect of the foregoing, Article 3161 of the Civil Code of Quebec provides as follows:

         "3161. Where a foreign decision orders a debtor to pay a sum of money expressed in foreign currency, a Quebec authority (for example, a Quebec Court) converts the sum into Canadian currency at the rate of exchange prevailing on the day the decision became enforceable at the place where it was rendered.

         The determination of interest payable under a foreign decision is governed by the law of the authority that rendered the decision until its conversion."

(vii) taking into consideration Section 347 of the Criminal Code (Canada) and the definition given to "interest payments" therein, any interest payment claimed in virtue of the Credit Agreement exceeding 60% per annum would result in a criminal infraction rendering the recipient of the payment subject to the penalties provided for in said Section 347;

(viii) we express no opinion as to the effectiveness of any provision of the Credit Agreement which purport to allow for the compensation or set-off of unmatured or unliquidated claims;

(ix) in the event that litigation should ensue outside Quebec, the Credit Parties may be subject to Section 2 of the Business Concerns Records Act (Quebec) which provides that "Subject to section 3, no person shall, pursuant to or under any requirement issued by any legislative, judicial or administrative authority outside Quebec, remove or cause to be removed, or send or cause to be sent, from any place in Quebec to a place outside Quebec, any document or resume or digest of any document relating to any concern"; for the purposes of the Business Concerns Records Act (Quebec), "document" means any account, balance sheet, statement of receipts and expenditure, profit and loss statement, statement of assets and liabilities, inventory, report any other writing or material forming part of the records or archives of a business concern;

(x) the obligations of the Borrower pursuant to the Credit Agreement and the enforceability thereof are subject to all qualifications which, by law, equity or usage, are incidental thereto by their nature, including without limitation:

FRASER MILNER CASGRAIN LLP                                              PAGE 5.

         (A) the parties must have exercised and must continue to exercise good faith in the negotiation, implementation and enforcement of the Credit Agreement;

         (B) equitable remedies such as specific performance and injunctive relief which may be ordered by a court in its discretion and accordingly may not be available as a remedy in an action brought to enforce rights under the Credit Agreement;

         (C) the powers of the courts to stay proceedings before them and to stay the execution of judgments;

         (D) the discretion that a court may reserve to itself to decline to hear an action if it is contrary to public policy for it to do so or if it is not the proper forum to hear such action;

         (E) limitations which may be imposed by law on the effectiveness of terms exculpating a party from a liability resulting from gross negligence or wilful misconduct;

         (F) the discretion that a court may reserve to itself to impose restrictions on the rights of creditors to enforce immediate payment of amounts stated to be payable on demand and to decline to be bound by determinations of fact stated to be conclusive by the contracting parties; and

         (G) limitations upon the right of a party to the Credit Agreement to enforce its rights thereunder on the basis of a purely technical default, such as the failure to timely produce a document.

The foregoing opinions are limited to matters involving the laws of the Province of Quebec and the federal laws of Canada applicable therein and we do not express any opinion as to the laws of any other jurisdiction. We undertake no, and expressly disclaim any, obligation to advise you of any change in any matters set forth herein.

At the request of our client, this opinion letter is, pursuant to Section 7.01(c) of the Credit Agreement, provided to you by us in our capacity as Counsel to the Borrower and may not be relied upon, used, published or communicated by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Yours very truly,

                                                                       EXHIBIT C


            [Form of Opinion of Corporate Counsel to the Guarantor]


                                __________, 2001


Each of the Banks party to the
Credit Agreement referred to
below

and

The Bank of Nova Scotia, as
Administrative Agent for said Banks
1002 Sherbrooke Street West
Suite 300
Montreal, Quebec
H3A 3M3


Ladies and Gentlemen:

         RE:      US$100,000,000 FINANCING OF BOWATER PULP AND PAPER CANADA INC.

         I am the Senior Vice President, Corporate Affairs, and General Counsel of Bowater Incorporated, a corporation organized under the laws of Delaware (the "Company") and I am delivering this opinion pursuant to Section 7.01(d) of the Credit Agreement dated as of October 26, 2001 (the "Credit Agreement"), between Bowater Pulp and Paper Canada Inc. (the "Borrower"), the Company, as Guarantor, the banks party thereto (the "Banks") and The Bank of Nova Scotia, as Administrative Agent, providing for loans to be made by said Banks to the Borrower in an aggregate principal amount not exceeding US$100,000,000 and providing for a Guarantee by the Company. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         In rendering the options expressed below, I have examined:

         (i)      the Credit Agreement; and

         (ii) such corporate records, agreements and instruments of the Company and such other documents and records as I have deemed necessary as a basis for the opinions expressed below.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as certified, facsimile or photocopied copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Company.

         In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that, except, to the extent set forth in the opinions expressed below as to the
Company:

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii)     all signatories to such documents have been duly authorized;
         and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. The Company has all necessary corporate power, authority and capacity to (i) carry on its business and to own its property and assets and (ii) execute, deliver and to perform its obligations under the Credit Agreement.

                  3. The execution, delivery and performance by the Company of the Credit Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

                  4. The Credit Agreement has been duly executed and delivered by duly authorized representatives of the Company.

                  5. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Agreement do not and will not (a) violate any provision of the charter or by-laws of the Company, (b) violate any law, rule or regulation applicable to the Company in any material respect, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the

Company of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Company is a party or by which the Company is bound or to which the Company is subject or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

         6. Except as set forth in Schedule III to the Credit Agreement, I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Company or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

               I am admitted to the practice of law in the State of California and, pursuant to a limited certificate to practice law, in the State of South Carolina. The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of South Carolina and I do not express any opinion as to the laws of any other jurisdiction.

               At the request of my client, this opinion letter is, pursuant to
Section 7.01(d) of the Credit Agreement, provided to you by me in my capacity as Senior Vice President, Corporate Affairs, and General Counsel of the Company and may not be relied upon, used, published or communicated by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent


                                       Very truly yours,

                                                                       EXHIBIT D

         [Form of Opinion of Special New York Counsel to the Guarantor]

                                           ____________ __, 2001

Each of the Banks party to the
Credit Agreement referred to
below

and

The Bank of Nova Scotia, as
Administrative Agent for said Banks
1002 Sherbrooke Street West
Suite 300
Montreal, Quebec
H3A 3M3

         Re: US$100,000,000 Financing of Bowater Pulp and Paper Canada Inc.
             --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special New York counsel to Bowater Incorporated, a corporation organized under the laws of Delaware (the "Company") and we are delivering this opinion pursuant to Section 7.01(e) of the Credit Agreement dated as of October 26, 2001 (the "Credit Agreement"), by and among Bowater Pulp and Paper Canada Inc. (the "Borrower"), the Company, as Guarantor, the banks party thereto (the "Banks") and The Bank of Nova Scotia, as Administrative Agent, providing for loans to be made by said Banks to the Borrower in an aggregate principal amount not exceeding US$100,000,000 and providing for a Guarantee by the Company. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         In rendering the opinions expressed below, we have examined:

                  (i)      the Credit Agreement; and

                  (ii) such corporate records, agreements and instruments of the Company and such other documents and records as we have deemed necessary as a basis for the opinions expressed below.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as certified, facsimile or photocopied copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Company. We have also relied, with your permission, on the opinion of Anthony H. Barash, Esq. dated the date hereof and addressed to you with respect to those matters contained in said opinion on which we do not express our opinion herein.

         In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

                  (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinion below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                  (ii) all signatories to such documents have been duly authorized; and

                  (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                  1. The Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  2. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency is required on the part of the Company for the execution, delivery or performance by the Company of, or for the legality, validity or enforceability of, the Credit Agreement as to the Company.

                  3. The execution, delivery and performance by the Company of the Credit Agreement do not and will not violate any applicable law, rule or regulation in any material respect.

         The foregoing opinions are subject to the following comments and qualifications:

                  A. Clause (iii) of the second sentence of Section 6.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially altered.

                  B. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  C. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, and (ii) Section 6.06 of the Credit Agreement.

         The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York and we do not express any opinion as to the laws of any other jurisdiction. We express no opinion as to whether a Federal court would accept jurisdiction over a proceeding arising out of or relating to the Credit Documents.

         At the request of our client, this opinion letter is, pursuant to
Section 7.01(e) of the Credit agreement, provided to you in our capacity as Special New York Counsel of the Company and may not be relied upon, used, published or communicated by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.


                                       Very truly yours,

                                                                      EXHIBIT E

                          [FORM OF OPINION OF SPECIAL
                     COUNSEL TO THE ADMINISTRATIVE AGENT]


                             ______________, 2001


Each of the Banks party to the
Credit Agreement referred to
below

and

The Bank of Nova Scotia, as
Administrative Agent for said Banks
1002 Sherbrooke Street West
Suite 300
Montreal, Quebec
H3A 3M3

Ladies and Gentlemen:

         RE:     US$100,000,000 FINANCING OF BOWATER PULP AND PAPER CANADA, INC.

         We have acted as special counsel to The Bank of Nova Scotia ("ScotiaBank") in connection with the Credit Agreement dated as of October 26, 2001 (the "Credit Agreement") between Bowater Pulp and Paper Canada Inc. (the "Borrower"), Bowater Incorporated (the "Guarantor"), the banks party thereto (the "Banks") and ScotiaBank, as administrative agent (the "Administrative Agent"), providing for loans to be made by said Banks to the Borrower in an aggregate principal amount not exceeding US$100,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion letter is being delivered pursuant to
Section 7.01(f) of the Credit Agreement.

         For the purposes of the opinion expressed below, we have examined an originally executed copy of the Credit Agreement.

         In rendering the opinion expressed below, we have assumed that the parties to the Credit Agreement have the requisite corporate capacity, power and authority to enter into the Credit Agreement and to perform their respective obligations thereunder, that each such party has duly authorized, executed and delivered the Credit Agreement and that the Credit Agreement constitutes legal, valid, binding and enforceable obligations of each party thereto.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Credit Agreement constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

         The foregoing opinion is subject to the following comments and qualifications:

                  A. We express no opinion with respect to Section 6 of the Credit Agreement;

                  B. Pursuant to the Currency Act (Canada), a court in Canada will render judgment only in lawful money of Canada;

                  C. The rights and remedies of the parties to each of the documents mentioned herein are subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  D. We express no opinion as to any stipulation providing that a determination made unilaterally by a party shall be final and binding upon another party; and

                  E. Our opinion as to the enforceability of the Credit Agreement refers to the legal character of the principal obligations undertaken thereunder and does not mean that each provision thereof will be enforceable in all circumstances; and

         The foregoing opinion is limited to matters involving the laws of the Province of Quebec and the federal law of Canada applicable therein, and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion is provided by us in our capacity as special counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                               Very truly yours,

                                                                       EXHIBIT F



                       [Form of Confidentiality Agreement]

                            CONFIDENTIALITY AGREEMENT

                                                         [Date]

[Insert Name and
  Address of Prospective
  Participant or Assignee]

Dear Ladies and Gentlemen:

       Re: Credit Agreement dated as of October 26, 2001 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Bowater Pulp and Paper Canada Inc. (the "Borrower"), Bowater Incorporated (the "Guarantor"), the banks party thereto and The Bank of Nova Scotia, as Administrative Agent.

               As a Bank party to the Credit Agreement, we have agreed with the Borrower pursuant to Section 12.15 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement (collectively, the "Information").

               As provided in said Section 12.15, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with the Information subject to the execution and delivery by you, prior to receiving the Information, of a Confidentiality Agreement in this form. The Information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

               Accordingly, in consideration of the foregoing, you agree for the benefit of the Borrower, the Guarantor and us to keep confidential, and to not publish, disclose or otherwise divulge, the Information (and to cause your officers, directors, employees, agents and representatives to keep confidential, and to not publish, disclose or otherwise divulge, the Information) and, at the Borrower's request (except as provided below), promptly to return to the Borrower or destroy the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that you shall be permitted to disclose Information (i) to such of your officers, directors, employees, agents and representatives as need to know such Information in connection with the proposed [participation] [assignment] mentioned above; (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, provided that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any Information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by a governmental agency) or (B) pursuant to legal process; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Confidentiality Agreement, (B) becomes available to you on a non-confidential basis from a source other than the Administrative Agent, any Bank or us (C) was available to you on a non- confidential basis prior to its disclosure to you by us; (iv) to the extent the Borrower shall have consented to such disclosure in writing; or (v) pursuant to the immediately succeeding paragraph of this Confidentiality Agreement. You further agree that you will use the Information (except to the extent the conditions referred to in subclauses
(A), (B) and (C) of clause (iii) above have been met and as otherwise provided in this paragraph) only to evaluate the proposed [participation] [assignment] in respect of the Credit Agreement.

               Notwithstanding anything to the contrary contained above, if you become [a holder of a participation in the Loans under the Credit Agreement, you will be entitled (subject to the requirements hereof) to retain all Information and to use it in monitoring and servicing such participation and in exercising your rights with respect thereto] [an assignee Bank pursuant to Section 12.06(b) of the Credit Agreement, you will be able to retain all Information pursuant and subject to Section 12.15 of the Credit Agreement, which shall supersede your obligations under this Confidentiality Agreement on the date upon which you become such a Bank].

               This Agreement shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

               Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                      Very truly yours,

                                      [INSERT NAME OF BANK]

                                      By
                                        ---------------------------------------


The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]

By
  -----------------------------